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                                                                    Exhibit 10.2

                             SUMMARY OF BASIC TERMS

                                      LEASE

                          OF BUILDING AT 205 BROADWAY,

                         CAMBRIDGE, MASSACHUSETTS 02139

                                       TO

                                VARIAGENICS, INC.

                            DATED AS OF MAY 15, 1998

================================================================================

      The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties. In addition, some of the following items or terms are incorporated into this Lease by reference to the item or term or to this "Summary of Basic Terms".

1. Landlord: BHX, LLC, a Massachusetts limited liability company, as Trustee of 205 Broadway Realty Trust under Declaration of Trust dated March 24, 1998 and recorded with the Middlesex South Registry of Deeds on March 24, 1998 as Instrument No. 1185.

2.    Tenant: Variagenics, Inc., a Delaware corporation.

3A. Premises: The building (the "Building") situated on Landlord's Property and depicted on the Site Plan (the "Site Plan") attached as Exhibit B to this Lease.

3B. Landlord's Property: The real property with the Building and any other improvements now or hereafter thereon, now commonly known as 205 Broadway, Cambridge, Massachusetts ("Landlord's Property'), as described on Exhibit A to this Lease.

4A.   Tenant's Work: As set forth in Section 2.5 and on Exhibit C.

4B. Tenant Improvement Allowance: Subject to the terms of Section 2.5, an allowance of up to $273,098.00 will be available to Tenant to reimburse it for remodeling and improvements to the interior of the Building subject to the terms of this Lease.

5A.   Lease Term: From the Commencement Date until the last day of the tenth
      (10th) Lease Year (expected to be May 31, 2008), subject to the terms of this Lease.

5B.   Commencement Date: June 1,1998.
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5C.   Rights of Extension: One (1), five (5) year option pursuant to Section
      2.3.

6.    Use: For only those uses permitted by Section 5.1.

7.    Tenant's Trade Style (d/b/a): Not Applicable.

8. Security Deposit: $2,000,000 to be made available to Landlord as of the date of this Lease, subject to the terms of Section 11.9, under the terms of an irrevocable letter of credit which Tenant causes to be issued to Landlord as beneficiary substantially in the form of Exhibit F attached to this Lease (the "Letter of Credit").

9. Tenant's Parking Allocation: [84]. The rate to be changed for the parking spaces is as set forth in Section 1.3.

10.   Fixed Minimum Rent

                                       ANNUAL                            MONTHLY
      PERIOD                            RATE                              RATE
      --------------------------------------------------------------------------

A. Fixed Minimum Rent for the Initial Term (as defined in Section 1.1) is as follows:

      From the Commencement Date
      Through the Last Day of the Tenth Lease Year    $975,350.00     $81,279.17

      Notwithstanding the foregoing, the Fixed Minimum Rent for July 1998 shall be equal to one-half of the Monthly Rate.

B. To the extent this Lease is extended pursuant to its terms, the Fixed Minimum Rent shall be as follows: for the Extension Term (as defined in Section 1.1) the annual Fixed Minimum Rent for the Premises shall be equal to the greater of (a) 95% of the then applicable Fair Market Rent as determined by the method set forth in Section 12.13 or (b) $975,350.00.

11A. Additional Rent: Tenant shall pay (i) all Taxes, Insurance Costs, and Operating Costs, and (ii) Other Additional Rent.

11B. Taxes: Payable monthly (for the Fiscal Year ending June 30, 1998, in the estimated amount of $8,817.80 per month).

11C. Insurance Costs: Payable monthly (for calendar year 1998, in the estimated amount of $221.67 per month).

11D. Operating Costs: Payable monthly (for calendar year 1998, in the estimated amount of $15,267.51 per month).


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11E.  Tenant's Direct Payment of Utilities: Tenant shall promptly pay prior to the date when due all charges related to its use of gas, electric, water, and sewer service to the appropriate public utility.

11F. Other Additional Rent: Includes all fees, charges, expenses, fines, assessments, indemnities, or other sums other than Fixed Minimum Rent and Taxes, Insurance Costs, and Operating Costs due under this Lease.

12. First Payment: First month's Fixed Minimum Rent in the amount of $81,279.17, plus the first month's installment of Taxes in the amount of $8,817.80, plus the first month's installment of Insurance Costs in the amount of $221.67, plus the first month's installment of Operating Costs in the amount of $15,267.51 plus the first month's parking charges in the amount of $7,140.00, totaling $112,726.15 have been paid upon execution of this Lease.

13. Broker: Davis & DeMarco, having an office at 27 Christina Street, Newton, Massachusetts 02161; and Equis Corporation, having an office at 160 Federal Street, 13th Floor, Boston, Massachusetts 02110

14A. Tenant's Address For Notices, Telephone Number Fax Number and Taxpayer Identification No.:

      1.    Before the Commencement Date:

      One Kendall Square
      Cambridge, MA 02139
      Attn: Eleonora Brown
      Telephone: (617) 588-5302; Fax: (617) 588-5399

      2.    After the Commencement Date:

      205 Broadway (or such other address as may be assigned to the Premises by
                   Landlord pursuant to Section 7.2)
      Cambridge, MA 02139
      Attn: Eleonora Brown
      Telephone:  (617) 588-5302; Fax: (617) 588-5399

      3.    Tenant F.I.D.#04-3182077 with a copy to:

      Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
      One Financial Center
      Boston, Massachusetts 02111
      Attn: Joel R. Bloom, Esq.
      Telephone: 617-542-6000
      Facsimile: 617-542-2241


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      Provided, that (1) notice given to Tenant's counsel is not deemed notice to Tenant and (2) Landlords failure to deliver any notice to Tenant's counsel will not affect the validity or effectiveness of any notice or notification received by Tenant.

14B.  Landlord's Address for Notices:

      205 Broadway Realty Trust
      BHX, LLC, Trustee
      First Needham Place
      250 First Avenue, Suite 200
      Needham, Massachusetts 02194-2805
      Attention: Robert A. Schiager
      Tel: (781) 707-4000; Fax: (781) 707-4001

      with a copy to:

      Vorys, Sater, Seymour and Pease LLP
      Suite 2100, Atrium Two
      221 E. Fourth Street
      Cincinnati, OH 45202-0236
      Attn: Charles C. Bissinger, Jr., Esq.
      Telephone: 513-723-4000
      Facsimile: 513-723-4056

      Provided, that (1) notice given to Landlord's counsel is not deemed notice to Landlord and (2) Tenant's failure to deliver any notice to Landlord's counsel will not affect the validity or effectiveness of any notice or notification received by Landlord.

14C. Guarantor: None; accordingly, the terms of this Lease which apply expressly to the capitalized term "Guarantor" are of no effect until there is made a Guarantor of Lease by a written amendment executed by Landlord and Tenant.


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

                                      LEASE

      THIS LEASE made as of the 15th day of May, 1998, between BHX, LLC, a Massachusetts limited liability company, as Trustee of 205 Broadway Realty Trust under Declaration of Trust dated March 24, 1998 and recorded with the Middlesex South Registry of Deeds on March 24, 1998 as Instrument No. 1185 (hereinafter called "Landlord"), and Variagenics, Inc., a Delaware corporation, having a place of business at One Kendall Square, Cambridge, Massachusetts 02139 (hereinafter called "Tenant").

                              W I T N E S S E T H:

                                    ARTICLE I

      Section 1.1 Certain Definitions. In addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have in this Lease the meanings set forth in this Section:

            "Alternative Parking Facilities" means any combination of substitute outdoor, surface parking or indoor garage parking that Landlord from time to time arranges to be available to Tenant either at the property known as 210 Broadway and/or at other locations in the Kendall Square area. Landlord shall have the right to change, from time to time, the Alternative Parking Facility or Facilities then available to Tenant and may use any combinations of Alternative Parking Facilities as Landlord may select from time to time.

            "Applicable Interest Rate" means the lesser of (a) a rate per annum equal 3% plus the prime rate charged by Fleet National Bank, Boston, Massachusetts (or any successor), in effect on the day the payment became due and subject to change thereafter or (b) the maximum rate permitted by applicable law.

            "Building" means the one-story building, with a mezzanine area located on the Land as depicted on the Site Plan.

            "Cambridge Zoning Ordinance" means the Zoning Ordinance of the City of Cambridge, Massachusetts, as amended by Ordinances 1187, 1189, 1192, 1193, 1194, 1195, 1196 and 1197. Any reference to a specific provision of the Cambridge Zoning Ordinance will be construed to include any comparable provision of the Cambridge Zoning Ordinance as amended or superseded after the date of this Lease.

            "Common Areas" means (i) those areas designated on the Site Plan as common areas as of the date of this Lease and any future areas on Landlord's Property which Landlord designates by notice to Tenant from time to time as "common areas", less (ii) those areas which Landlord eliminates from time to time by notice to Tenant from Landlord's previous designation as a common area.

            "Common Facilities" means those facilities, if any, located on the Land which Landlord designates from time to time as "common facilities".


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            "Extension Term" means the period of time beginning at the end of the Initial Term and ending on the last day of the fifteenth (15th) Lease Year.

            "Future Building" means any and all buildings constructed on the Land excluding the Building.

            "Future Building Lease Notice" means a notice to Tenant from Landlord that leasable square footage of a Future Building has been occupied by another tenant.

            "Future Improvements" means any and all Future Buildings and any and all other improvements constructed on the Land after the date of this Lease.

            "Initial Term" means the period beginning at 12:01 A.M. on the Commencement Date and ending at 11:59 P.M. on the last day of the tenth (10th) Lease Year.

            "Land" means the land described in Exhibit A attached hereto and incorporated by reference herein as depicted on the Site Plan.

            "Landlord's Property" means the Land, the Building and all present or future appurtenances and/or improvements to the Land and/or the Building.

            "Leasable Square Footage of the Future Buildings" means, as of any date of determination, the aggregate number of square feet of Landlord's leasable floor area in all Future Buildings less the square footage of Common Areas, Common Facilities, and parking areas located within such buildings. Notwithstanding anything to the contrary in the immediately preceding sentence, until Landlord gives a Future Building Lease Notice to Tenant with respect to a Future Building, the leasable square footage of such Future Building will be excluded for purposes of determining aggregate leasable floor area in all Future Buildings.

            "Leasable Square Footage of the Premises" means an agreed-on 39,014 square feet.

            "Lease Term" means the Initial Term and, if the Tenant timely and properly exercises its right to extend pursuant to Section 2.3 of this Lease, the Extension Term.

            "Lease Year" means the twelve (12) month period beginning on the Commencement Date and on each anniversary of the Commencement Date throughout the Lease Term; provided, however, that if the Commencement Date occurs on a date other than the first day of a month, the first Lease Year shall consist of the portion of the calendar month in which the Commencement Date occurs and the next subsequent 12 calendar months, and the first day of each Lease Year thereafter shall be the first day of the month after the month in which the Commencement Date occurs.

            "Minimum Number of Parking Spaces" means 40 parking spaces.


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

            "Parking Area" means that portion of Landlord's Property which is used as of the date of this Lease as a parking lot as depicted on the Site Plan.

            "Parking Space Shortfall" means the excess, if any, at any time of
(i) the Minimum Number of Parking Spaces over (ii) the number of parking spaces then available for use by Tenant on Landlord's Property.

            "Premises" means the Building.

            "Site Plan" means the site plan attached hereto as Exhibit B which depicts the approximate size and layout of the Land, the Building and the Parking Area.

            "Tenant's Share" means, as of any date of determination, an amount (expressed as a percentage) equal to (i) the Leasable Square Footage of the Premises divided by (ii) the Total Leasable Square Footage of All Buildings. The percentage determined by the preceding sentence will rounded upward to the nearest hundredth of one percent. Except as set forth in the following sentence, prior to the date of a Future Building Lease Notice, Tenant's Share shall be one hundred percent (100%). Notwithstanding anything to the contrary contained herein, except for Tenant's Share of Taxes, Insurance Costs and Operating Costs attributable to any future parking garage, Tenant shall have no obligation for any Taxes, Insurance Costs or Operating Costs attributable to any Future Buildings until the date of the Future Building Lease Notice.

            "Total Leasable Square Footage of All Buildings" means, as of any date of determination, the sum of the Leasable Square Footage of the Premises and the Leasable Square Footage of all Future Buildings.

      Section 1.2 Lease of the Premises. Landlord does hereby lease the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms and provisions of this Lease and all zoning ordinances, and easements, restrictions, and conditions of record.

      Section 1.3 Parking.

            (a) Except as hereinafter set forth, during the Lease Term Tenant shall be allocated approximately eighty-four (84) parking spaces in the Parking Area. Tenant shall pay (i) eighty-five dollars ($85.00) per month for each such allocated space during the Initial Term and (ii) during the Extension Term, if any, the greater of (A) $85.00 per space or (B) 95% of the Fair Market Parking Charge as determined in accordance with Section 12.13.

            (b) Landlord shall have the unrestricted and unconditional right to restrict and/or terminate Tenant's rights to use all and/or any portions of the Parking Area on a temporary and/or permanent basis from time to time in connection with (i) the proposed or actual construction of Future Improvements and/or (ii) the performance of such soil tests, environmental tests, remediation activities and other testing and/or monitoring as Landlord determines to undertake thereon. Except as provided in Sections 1.3(c) and 1.3(d) hereof, Landlord shall have no obligation to provide alternative or replacement parking spaces due to


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any such restrictions and/or termination. Further, there shall be no reduction, diminution or offset against Fixed Minimum Rent or Additional Rent under this Lease by reason of any such restrictions and/or termination; provided, however, that the amounts due under Section 1.3(a) shall be abated proportionately based upon the number of spaces which are not available for Tenant's use and the time period during which such spaces are not available.

            (c) In the event that, due to restrictions placed on all or any portions of the Parking Area by Landlord, and/or the termination of Tenant's rights therein, the number of parking spaces available to Tenant on Landlord's Property is reduced to less than the Minimum Number of Parking Spaces, then Landlord shall make available to Tenant, at one or more Alternative Parking Facilities, a sufficient number of Parking Spaces to eliminate the Parking Space Shortfall until such time as the Parking Space Shortfall is eliminated. The monthly parking charge for each space made available to Tenant in Alternative Parking Facilities shall be equal to (i) the rate per month that otherwise would have been in effect under Section 1.3(a) if the parking spaces are outdoor, surface parking and (ii) the rate per month that otherwise would have been in effect under Section 1.3(d) if the parking spaces are in a parking garage. Tenant shall comply, and shall cause its employees, visitors, guests, licensees and invitees to comply, with all rules, regulations and requirements imposed by the operator(s) of any Alternative Parking Facilities.

            (d) In the event that any Future Improvements include a parking garage, then, at such time as parking spaces in such parking garage are made available for use, Tenant shall be allocated a sufficient number of spaces in such parking garage to eliminate any Parking Space Shortfall; provided, however, that Landlord may, at its option, reduce the number of spaces in the parking garage which are allocated to Tenant to not less than fifteen (15) spaces in the parking garage, in which event, Landlord shall make available to Tenant, at one or more Alternative Parking Facilities (which Alternative Parking Facility will be located at 210 Broadway if permitted by applicable law), a sufficient number of parking spaces to eliminate any resulting Parking Space Shortfall). The monthly rate to be paid by Tenant for spaces in such parking garage shall be as follows:

            Period After Garage Opening         Monthly Rate
            ---------------------------         ------------
            First 12 months                     $ 95.00 per space
            Second 12 months                    $105.00 per space
            Balance of Initial Term             $125.00 per space
            Extension Term                      Greater of (i) $125.00 per
                                                space or (ii) 95% of the Fair
                                                Market Parking Charge as
                                                determined by the method set
                                                forth in Section 12.13.

Tenant shall comply, and shall cause it employees, visitors, guests, licensees and invitees to comply, with all rules and regulations promulgated by Landlord from time to time regarding access to, and/or use of, any such parking garage. Tenant acknowledges that Landlord may restrict and/or control access to such parking garage and/or may assign reserved spaces in such parking garage to others.


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            (e) All parking charges payable by Tenant pursuant to this Section
1.3 shall be paid without offset or deduction for any reason, in advance, on the first day of each calendar month during the Lease Term following the Commencement Date and also on the Commencement Date all or a proportionate amount of such parking charges shall be paid for the month in which the Commencement Date occurs. Any prorations or other adjustments due to (i) changes in the number of parking spaces available or (ii) changes in availability of spaces in a parking garage on Landlord's Property shall be adjusted not later than the first day of the following calendar month.

      Section 1.4 Common Areas and Facilities. The Premises are leased subject to, and with the benefit of, the non-exclusive right to use in common with others at any time entitled thereto the Common Areas and Common Facilities for all such purposes as such areas and/or facilities may be designated by Landlord, but only in connection with business in the Building. Landlord shall have the right from time to time to (i) designate or change the locations, size or configuration of the Building, including, without limitation the Common Areas and/or Common Facilities, (ii) modify or replace Common Facilities, and (iii) construct Future Improvements on Landlord's Property which may include excavating around the walls of the Building.

                                   ARTICLE II

      Section 2.1 Lease Term. The Lease Term shall be the Initial Term unless Tenant timely and properly exercises its right to extend under Section 2.3 hereof.

      Section 2.2 Commencement Date. The "Commencement Date" of the Lease Term shall be as set forth in the Summary of Basic Terms.

      Section 2.3 Right to Extend. Provided (x) Tenant is not in default beyond any applicable grace period provided for herein before exercising Tenant's right to extend the Lease and at the time the extended term is to be effective and (y) Tenant delivers to Landlord on or prior to the date the extended term is to be effective, a Letter of Credit which meets all of the requirements of Section 11.9, Tenant shall have the right to extend the Lease Term for one (1) successive period of five (5) years for, and during, the Extension Term, by giving Landlord written notice specifying such extension, which notice must be received by Landlord at least one year prior to the expiration date of the Initial Term. If such extension becomes effective, the Lease Term shall be automatically extended upon the same terms and conditions except that (i) Fixed Minimum Rent shall be payable for such extended term as set forth in Item 10 of the Summary of Basic Terms, (ii) the amounts payable by Tenant for parking charges will be subject to increase in accordance with Section 1.3 hereof, and
(iii) there shall be no further right to extend or renew beyond the period expressly set forth in this Section 2.3. The right of extension is personal to Tenant and is not exercisable by any subtenant or assignee permitted hereunder. In the event that the Lease Term is extended pursuant to this Section 2.3, if requested in writing by Landlord or Tenant, the parties shall execute a notice of exercise or amendment to notice of lease in recordable form and Tenant may, at its expense, record the same in the Middlesex South District Registry of Deeds. The rights in this Section 2.3 are personal to Variagenics, Inc. and are not assignable or transferable, except in connection with an assignment or sublease made pursuant to, and in compliance with, Section 7.12(b)(ii). On any other permitted assignment (or request


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for assignment) of this Lease or on any other permitted sublease (or request for sublease) of this Lease for all or any portion of the Premises, the rights under this Section 2.3 will lapse and be of no further force and effect.

      Section 2.4 Landlord's Work. Landlord shall have the right, but not the obligation, to perform any improvements to the Building or other portions of Landlord's Property which Landlord in its sole discretion deems necessary or advisable. Tenant shall have no claim for damages against Landlord if Landlord fails to perform any or all of Landlord's Work. Tenant acknowledges that Landlord may (but shall not be obligated to) demolish all or any portion of the area of the Building which is identified on the Site Plan as "Potential Demolition Area" provided that Landlord restores any damage to the remainder of the Building due to such demolition.

      Section 2.5 Tenant's Work.

            (a) Tenant agrees to perform all of "Tenant's Work" as specified herein and on Exhibit C. All of Tenant's Work shall be done in a good and workmanlike manner using new and high quality materials and in accordance with the (i) provisions of all laws, rules, regulations and insurance requirements applicable thereto and (ii) the plans and specifications that have been approved in writing by Landlord. Tenant shall at its sole cost and expense do all work necessary and take all other steps required in order to obtain and maintain a Certificate of Occupancy for the Premises and Tenant's use thereof during the Initial Term and any Extension Term. Tenant's Work will comply with all other requirements of this Lease, including Section 7.4.

            (b) Tenant will submit to Landlord not more often than once in each month an application ("Tenant's Work Application") with respect to the total number of square feet which has been certified by Tenant's architect as being completed pursuant to the plans and specifications approved by Landlord during the previous calendar month (the "Completed Space"). Tenant's Work Application will detail the direct, out-of-pocket cost (per square foot) actually paid by Tenant to its contractors and subcontractors to complete the Completed Space ("Actual Per Square Foot Cost") and will be accompanied by a certification from Tenant's architect confirming the number of square feet of Completed Space, and confirming that the Tenant's Work is in compliance with the plans and specifications approved by Landlord and all applicable laws, rules, regulations and governmental requirements. Within 30 days after Landlord receives Tenant's Work Application made in compliance with this Section 2.5 (provided that there does not then exist a default of Tenant or any fact or circumstance which, with the passage of time, the giving of notice, or the satisfaction of any other condition, or all of them, could constitute a default under this Lease), Landlord will pay to Tenant an amount equal to (A) the excess, if any of, the lesser of (1) $7.00 multiplied by the number of square feel of Completed Space as set forth in Tenant's Work Application or (2) the Actual Per Square Foot Cost of the Completed Space as set forth in Tenant's Work Application (the lesser amount being the "Landlord's Contribution") over (B) all previous payments of the Landlord's Contribution. In no event, however, will Landlord's Contribution with respect to all of Tenant's Work exceed a total sum of $273,098.00. In no event will any portion of Landlord's Contribution be used to pay the cost of replacement of the roof on the Building. Tenant will receive the monthly Landlord's Contribution in the form of a cash payment made to Tenant unless Landlord, at its option, by written notice to Tenant elects to have all or any portion of the Landlord's Contribution deducted


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from the immediately following payments of Fixed Minimum Rent. In support of each Tenant's Work Application land as a precondition) to receive Landlord's Contribution, Tenant will deliver to Landlord construction contracts, payment applications and construction draws, lien waivers, affidavits and other documentation, satisfactory to Landlord, demonstrating the direct, out-of-pocket cost paid by Tenant in connection with the Completed Space (including, without limitation, architectural services). Tenant will be solely responsible for all costs of Tenant's Work in excess of the Landlord's Contribution and shall provide to Landlord such evidence of payment thereof as Landlord may from lime to time request. Landlord, may at its option, inspect the Tenant's Work and take such other actions as Landlord deems appropriate to confirm that the same is in compliance with the approved plans and specifications therefor and to verify the information contained in any Tenant's Work Application and/or any certification by Tenant's architect.

            (c) In addition to Landlord's Contribution, Tenant agrees to expend not less than One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) on Tenant's Work ("Tenant's Contribution"), of which not less than One Million and No/00 Dollars ($1,000,000.00) shall be expended on or before December 31, 1998, subject to extension due to delays resulting from Interruption of utility services, breakage, strikes, inability after exercise of reasonable diligence to obtain supplies or for any cause or causes beyond the reasonable control of Tenant (which shall never include the lack of capital available to Tenant). The balance of Tenant's Contribution shall be expended on or before December 31, 1999. subject to extension due to delays resulting from interruption of utility services, breakage, strikes, inability after exercise of reasonable diligence to obtain supplies or for any cause or causes beyond the reasonable control of Tenant (which shall never include the lack of capital available to Tenant). Tenant shall provide such contracts, invoices, receipts and other documentation as Landlord may request to confirm the amounts so expended by Tenant. Until the termination of this Lease, Tenant will, as between Landlord and Tenant, be entitled to any depreciation deductions attributable to Tenant's Work.

      Section 2.6 Approval of Plans and Specifications. If Tenant's Work as set forth on Exhibit C does not refer to complete plans and specifications approved by Landlord, then Tenant shall promptly following execution of this Lease cause such complete plans and specifications to be prepared at Tenant's cost and submitted to Landlord for Landlord's prior written approval before Tenant's Work is commenced. Landlord shall not unreasonably withhold or delay such approval. Without limiting Landlord's discretion, Landlord will not be deemed unreasonable for withholding its consent to any alteration or addition (i) which would not be compatible with the existing mechanical, electrical, plumbing, or HVAC systems servicing any portion of Landlord's Property, unless such plans and specifications include upgrades to such systems to make them compatible with such alterations or additions, (ii) which could, in Landlord's reasonable judgment, adversely affect Landlord's ability to construct any or all of the Future Improvements. (iii) which involves or might affect any structural or exterior element of the Building or the roof (except that Tenant may locate HVAC equipment on the roof so long as such HVAC equipment is compatible with the structural elements of the Building or such plans and specifications include upgrades to the structural elements to make them compatible with such alterations or additions), (iv) which would exceed any live load which the roof or any floor was designed to carry, or (v) which involves any penetration of the roof (except that (A) not more than a total of 5


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roof penetrations are permitted provided that such penetrations comply with all other provisions of this Lease and are for the sole purpose of venting or HVAC systems and (B) roof penetrations for skylights are permitted provided that such penetrations comply with the other provisions of this Lease). Landlord's approval of any plans and specifications pursuant to this Section or any other provisions of this Lease shall not, and shall not be deemed to be a certification, representation, or warranty by Landlord that the plans and specifications are adequate, complete, or in compliance with applicable codes and legal requirements.

      Section 2.7 Sign Criteria. Except for signage (a) which complies with all applicable laws, rules, ordinances, regulations and other governmental requirements and (b) which is (i) located inside the Building and which is not visible outside of the Building or (ii) expressly permitted pursuant to Exhibit D, Tenant shall not erect, place or install any signage on Landlord's Property. All costs of obtaining permits and approvals, creating and installing such sign shall be paid by Tenant. Tenant shall maintain all signage in good repair and condition. Notwithstanding anything to the contrary in this Section 2.7 or in Exhibit D, Tenant will not erect any permitted exterior signage on or before the date on which Tenant commences the operation of its business on the Premises.

                                   ARTICLE III

      Section 3.1 Fixed Minimum Rent. In consideration of the Lease of the Premises pursuant to this Lease, Tenant shall pay therefor Fixed Minimum Rent in the applicable amount set forth in the Summary of Basic Terms ("Fixed Minimum Rent') payable in equal monthly installments of one-twelfth of the annual Fixed Minimum Rent which shall be paid without offset or deduction for any reason, in advance, on the first day of each calendar month during the Lease Term following the Commencement Date, and also on the Commencement Date all or a proportionate part of the Fixed Minimum Rent shall be paid for all or any part of a month. Fixed Minimum Rent and Additional Rent shall be paid either (a) by an "electronic funds transfer' system arranged by and among Tenant, Tenant's bank and Landlord, or (b) by check sent to Landlord's office First Needham Place, 250 First Avenue, Suite 200, Needham, Massachusetts 02194 or at such other place as Landlord shall from time to time designate in writing. If Tenant is using checks, rent checks shall be made payable to 205 Broadway Realty Trust or to such other entity or trade-style as Landlord may designate from time to time in writing. The parties hereto acknowledge and agree that the obligations owing by Tenant under this section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the United States Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et seq.) (the "Bankruptcy Code").

      Section 3.2 Certain Additional Rent. Tenant shall pay, without offset or deduction for any reason, Additional Rent on account of Taxes, Insurance Costs, the charges for parking spaces as set forth in Section 1.3 and Operating Costs, the amounts more particularly set forth in Article IV hereof and Section 1.3, and all other fees, charges, expenses, fines, assessments or other sums payable by Tenant to Landlord hereunder. If Tenant fails to pay any Additional Rent, Landlord shall have all the rights and remedies for failure to pay Fixed Minimum Rent. The parties hereto acknowledge and agree that the obligations owing by Tenant under this section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

      Section 3.3 Triple Net Lease. Landlord and Tenant intend that the rent payable under this Lease shall be absolute triple net annual Fixed Minimum Rent and Additional Rent to Landlord as described herein during the Lease Term. Tenant shall pay all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and all expenses and obligations of every kind and nature whatsoever relating to the operation, maintenance, upkeep, replacement or repair of Landlord's Property, without any deduction or offset unless expressly provided otherwise herein.

                                   ARTICLE IV

      Section 4.1 Certain Definitions Applicable to Tenant's Payment of Real Estate Taxes, Insurance, Electricity and Operating Costs. As used in this Lease, the following definitions shall apply: (a) the term "Taxes" shall mean all taxes, assessments, betterments, water or sewer entrance fees and charges including general, special, ordinary and extraordinary, environmental (but without in any way modifying the respective rights and obligations of the parties pursuant to Section 5.1), or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against Landlord's Property exclusive of ("Excluded Taxes") any estate, inheritance, gift, net worth, franchise, or income taxes on the net income of Landlord. This definition of Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term Taxes shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes (including any of the Excluded Taxes if the same constitute any of the substituted taxes) and in such event Taxes shall be determined as though Landlord's Property is the only property owned by Landlord; (b) the term "Insurance" shall mean such casualty, liability, rent loss, and other insurance as Landlord maintains with respect to Landlord's Property, including, without limitation, any insurance referenced in Section 4.3(b) and any other insurance Landlord is required to maintain by Landlord's lenders with respect to Landlord's Property; (c) the term "Fiscal Year" shall mean July 1 through June 30 next following, or such other tax period as may be established by law for the payment of Taxes; and (d) the term "Operating Costs" shall mean the items set forth in Section 4.5 hereof.

      Section 4.2 Payment of Real Estate Taxes and Other Taxes.

      (a) Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Share of all of the Taxes. In the event that Landlord gives a Future Building Lease Notice to Tenant, Landlord will prorate the Taxes for the Fiscal Year in which such notice is given to account for the change in the Tenant's Share effective on the date of such Future Building Lease Notice. Taxes shall be estimated in good faith by Landlord at the end of each Fiscal Year (for the following Fiscal Year), and thereafter be payable to Landlord in equal estimated monthly installments together with the payment of Fixed Minimum Rent, subject to readjustment when the actual amount of Tenant's Share of the Taxes is determined. After readjustment, any shortage shall be due and payable by Tenant within 15 days of demand by Landlord, and any excess shall be credited against future Additional Rent obligations (provided that there does not then exist a default of Tenant or any fact or circumstance which, with the passage of time, the giving of notice, or the satisfaction of any other condition, or all of them, could constitute default of this Lease), or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord. If the taxing authority provides an estimated tax bill, then monthly installments of Tenant's Share of the Taxes shall be based thereon until the final tax bill is ascertained. Landlord shall furnish to Tenant, upon Tenant's request, but not more than once in any Fiscal Year, a copy of the tax bill or any estimated tax bill.

      (b) If, after Tenant shall have made any payment under this Section 4.2. Landlord shall receive a refund (the "Refund") of any portion of the Tenant's Share of the Taxes paid on account of any Fiscal Year for which such payments shall have been made as a result of an abatement of such Taxes, by final determination of legal proceedings, settlement or otherwise ("Proceedings"), Landlord shall, within thirty (30) days after receiving the refund, pay to Tenant an amount equal to Tenant's proportionate share of the Refund (provided, however, that Landlord shall not be obligated to pay such amount to Tenant if there then exists a default of Tenant or any fact or circumstance which, with the passage of time, the giving of notice, or the satisfaction of any other condition, or all of them, could constitute default of this Lease unless and until the same is cured by Tenant), which payment to Tenant shall be appropriately adjusted if Tenant's original payment covered a different period than covered by the Refund, less all expenses reasonably incurred by Landlord in connection with such proceedings (including, but not limited to, reasonable attorneys' fees, costs and appraisers' fees). Landlord shall have sole control of all Proceedings. From time to time as may be reasonably requested by Tenant, Landlord shall provide to Tenant information regarding any pending Proceedings. Until such time as Landlord commences construction of a Future Building (but not at any time thereafter), Landlord agrees to take such actions as may be requested in writing by Tenant and deemed by Landlord to be commercially reasonable in connection with the initiation and prosecution of such Proceedings provided that Tenant pays all costs and expenses in connection therewith within thirty (30) days after demand by Landlord therefor.

      (c) If the Commencement Date of this Lease is not on July 1, or the expiration or termination of this Lease is not on June 30, Tenant's obligation in respect of Taxes shall be prorated. If the final tax bill for the Fiscal Year in which such expiration or termination of this Lease occurs shall not have been received by Landlord, then within thirty (30) days after the receipt of the tax bill for such Fiscal Year, Landlord and Tenant shall make appropriate adjustments of estimated payments.

      (d) Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including but not limited to its trade fixtures, equipment, the existing or any future floor coverings, wall treatments and light fixtures in the Premises.

      Section 4.3 Payment of Insurance Costs.

      (a) Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Share of all of the Insurance Costs for Landlord's cost for Insurance ("Insurance Costs") in any calendar year. In the event that (i) Landlord gives a Future Building Lease Notice to Tenant and (ii) the Insurance Costs include the cost of insurance for the Future Buildings. Landlord will prorate the Insurance Costs for the calendar year in which such notice is given to account for the change in the Tenant's Share effective on the date of such Future Building Lease Notice. In the event that the Insurance Costs do not include the cost of insurance for the Future Buildings, Tenant's Share of the Insurance Costs shall remain at one hundred percent (100%) and Tenant shall pay an equitable portion of the Insurance Costs attributable to the parking garage included in any Future Building based upon the number of parking spaces made available to Tenant therein. The cost of any blanket insurance covering the Premises and one or more other buildings (including any Future Buildings) shall be allocated in a manner reasonably determined by Landlord. The Insurance Costs shall be estimated in good faith by Landlord at the end of each calendar year (for the following calendar year), and thereafter be payable to Landlord in equal estimated monthly installments together with the Fixed Minimum Rent, subject to re-adjustment when Tenant's Share of the actual Insurance Costs is determined. After readjustment, any shortage shall be due and payable by Tenant within 15 days of demand by Landlord, and any excess shall be credited against future Additional Rent obligations (provided, however, that Landlord shall not be obligated to pay such amount to Tenant if there then exists a default of Tenant or any fact or circumstance which, with the passage of time, the giving of notice, or the satisfaction of any other condition, or all of them, could constitute a default of this Lease unless and until the same is cured by Tenant), or refunded to Tenant if the Lease Term has ended and Tenant has no further obligations to Landlord. Landlord shall furnish to Tenant, upon Tenant's request but not more than once in any calendar year, a copy of the Insurance premium bill.

      (b) Such Insurance Costs include the cost of insuring the entire Landlord's Property, including without limitation, the Building and any Future Improvements, and all operations conducted in connection therewith, with such policies, coverages and companies and in such limits as may be selected by Landlord, including, but not limited to, fire insurance with extended or with all-risk coverage, rental and business interruption coverage, comprehensive public liability insurance covering personal injury, rent loss, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, workers' compensation insurance, plate glass insurance, contractual liability insurance and fidelity bonds.

      Section 4.4 Payment for Utilities. Landlord shall cause the Premises to be separately metered or submetered for gas, electric, water, and sewer service. Tenant shall be responsible for paying the bills for all such utility services in its name. Tenant shall promptly pay prior to the date when due all charges related to its use of gas, electric, water, and sewer service to the appropriate public utility, and Tenant will provide to Landlord evidence of Tenant's payment thereof within fifteen (15) days after Landlord's request.

      Section 4.5 Common Area and Other Operating Costs.

      (a) Tenant shall pay to Landlord as Additional Rent an amount equal to the sum of:

            (i) all of the Operating Costs of the Building;

            (ii) Tenant's Share of the Operating Costs of the Common Areas, Common Facilities, and other portions of Landlord's Property excluding the Building and any Future Buildings. In the event that Landlord gives a Future Building Lease Notice to Tenant, Landlord will prorate the Operating Costs described in this clause (ii) of Section 4.5(a) for the calendar year in which such notice is given to account for the change in the Tenant's Share effective on the date of such Future Building Lease Notice; and

            (iii) a prorata share of the Operating Costs of any parking garage included as part of any Future Improvements ("Future Parking Garage") based on the number of parking spaces then allocated to Tenant in the Future Parking Garage in comparison to the total number of parking spaces in the Future Parking Garage. Landlord will make from time to time a reasonable allocation of the Operating Costs of any Future Building, of which the Future Parking Garage is a part, to the Future Parking Garage.

      (b) The Operating Costs shall be estimated in good faith by Landlord at the end of each calendar year (for the following calendar year) and thereafter be payable in equal estimated monthly installments, together with the Fixed Minimum Rent, subject to readjustment when actual Operating Costs are determined. After readjustment, any shortage shall be due and payable by Tenant within 15 days of demand by Landlord and any excess shall be credited against future Operating Costs obligations (provided, however, that Landlord shall not be obligated to pay such amount to Tenant if there then exists a default of Tenant or any fact or circumstance which, with the passage of time, the giving of notice, or the satisfaction of any other condition, or all of them, could constitute a default of this Lease unless and until the same is cured by Tenant), or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord. Landlord shall provide Tenant upon request with reasonable supporting documentation for the Operating Costs.

      (c) Notwithstanding anything to the contrary in this Section 4.5, Tenant will not be liable for the Operating Costs of any Future Buildings ("Excluded Portions of Landlord's Property") exclusive of those Operating Costs which are allocated to any Future Parking Garage by Landlord pursuant to Section 4.5(a)(iii) above.

      (d) "Operating Costs" shall include any and all costs of operating, managing, maintaining, repairing, replacing and insuring the Building, Common Areas, Common Facilities, Future Parking Garage, and the remainder of Landlord's Property exclusive of those costs allocated by Landlord to the Excluded Portions of Landlord's Property. Such costs shall be those which Landlord deems to be reasonable and appropriate including, but not limited to, all costs and expenses for services provided in the Building and other costs and expenses, whether expended or incurred in repairing (including but not limited to roof repairs and maintenance), lighting, cleaning, painting, waterproofing, maintaining (including, but not limited to, preventive maintenance) and improving (provided that items required to be capitalized by Landlord's accountants including improvements made by Landlord to comply with changes in law in accordance with Section 7.6 shall be amortized over their applicable tax amortization period with interest at the rate of 10% per annum, and only the current portion thereof shall be included within Operating Costs) the Building, Common Areas, Common Facilities, Future Parking Garage, and the remainder of Landlord's Property (exclusive of the Excluded Portions of Landlord's Property); removing rubbish and debris which is not removed by the applicable tenant or occupant; providing pest and vermin control; providing, maintaining, repairing and replacing of paving, curbs, walkways, landscaping, planters, roof, walls, drainage, on-site water tines, sanitary sewer lines, storm water lines, electrical lines and other equipment serving the Premises and/or other property on which Landlord's Property or any part thereof is constructed or is to be constructed; all surcharges, costs and expenses that may result from any environmental or other laws, rules, regulations, guidelines or orders (excluding costs associated with Hazardous Substances which are present on the Landlord's Property (x) as of the date hereof or (y) through no fault of Tenant or any other Tenant Party); a management fee equal to three percent (3.0%) of the gross rents payable to Landlord with respect to Landlord's Property (exclusive of the Excluded Portions of Landlord's Property), which management fee may be payable to an affiliate of Landlord; and an administrative charge equal to ten percent (10%) of the total of all Operating Costs (exclusive of such administrative charge, management fee, Taxes, Insurance Costs and charges from any public utility). "Operating Costs" do not include payments of (i) debt service and any other mortgage charges, (ii) brokerage commissions, (iii) legal fees attributable to (A) individual lease and tenant matters unless the matter involves enforcing compliance with rules and regulations or other standards or requirements for the benefit of all tenants on Landlord's Property and (B) financings and refinancing of Landlord's Property, (iv) salaries of executives and owners of Landlord other than the property manager and those working under the direct supervision of such property manager, (v) general overhead and administrative expenses of Landlord's home office not directly attributable to the management or operation of Landlord's Property, (vi) costs of special services rendered to Tenant or other tenants for which a separate charge by Landlord is made; and (vii) "Structural Repair Costs" (as defined in Section 6.2) in excess of the amounts provided in Section 6.2.

                                    ARTICLE V

      Section 5.1 Use.

      (a) Subject to the terms of this Lease (including the other subparagraphs of this Section 5.1), the Premises shall be used and occupied by Tenant solely for the following specific uses:

            (i)   General office use;

            (ii) Technical office for research and development, laboratory and research facility (as defined and used in, and limited by, the Cambridge Zoning Ordinance); and

            (iii) Limited manufacturing activity as an accessory use (as defined and used in, and limited by, the Cambridge Zoning Ordinance).

Notwithstanding anything to the contrary contained in this Lease, under no circumstances shall any portion of the Premises be used by any person, firm, entity, business, enterprise or governmental authority in the business of providing environmental engineering or environmental consulting services, nor shall any environmental engineering or environmental consulting services be rendered or performed on the Premises.

      (b) Before Tenant may begin its use and occupancy of the Premises, Tenant will provide to Landlord a statement ("Hazardous Substances Statement"), setting forth in detail, and to Landlord's satisfaction, (i) all licenses and permits that any Tenant Party is required to obtain or will obtain in connection with any Environmental Activity at the Premises, (ii) a list of all Hazardous Substances expected to be used as part of any Environmental Activity and a copy of each Tenant Party's reporting documentation required to be furnished to or by any governmental authority, including, any right to know list, material safety data sheets, or similar such documents, and (iii) a description of all of each Tenant Party's planned Environmental Activities at the Premises. Landlord will have the right to select and engage one or more consultants ("Landlord's Consultant") to review the Hazardous Substances Statement and to investigate the Tenant Parties' planned Environmental Activities. If Landlord's Consultant determines that (1) any Tenant Party does not possess the requisite licenses or permits with respect to its planned Environmental Activities or (2) any Tenant Party's planned Environmental Activities present an unusual risk of contamination of the Building or any other portion of Landlord's Property or any violation of any Environmental Requirements, Landlord will have the right to prohibit all or any portion of such Tenant Party's use of the Premises until Landlord is reasonably satisfied that the applicable licenses and permits with respect to such Tenant Party's use of the Premises have been obtained and that no such contamination or violation will occur. The Environmental Activities which have been established pursuant to this Section 5.1(b) are referred to as the "Permitted Environmental Activities." The licenses and permits which are required for the Permitted Environmental Activities are collectively referred to as the "Required Permits". There shall not be any changes in the Permitted Environmental Activities unless the terms of this Section 5.1 are complied with by Tenant as in the case of the initial review of Tenant's planned Environmental Activities as of the date that Tenant first takes occupancy of the Premises. In the event of any change in Tenant's planned Environmental Activities Tenant shall pay the costs of Landlord's Consultant in connection therewith. Landlord's consent to the Permitted Environmental Activities after the review or completion, to Landlord's reasonable satisfaction, of any inspection of Tenant shall not, and shall not be deemed to, be a certification, representation or warranty by Landlord that (A) Tenant is in compliance with applicable Environmental Requirements, (B) the Required Permits are all of the licenses, permits, and approvals required under applicable law, (C) no damage to the Building (including any contamination) may occur by virtue of any Environmental Activities by a Tenant Party, or (D) any Environmental Activities by a Tenant Party pose acceptable risks to human and animal health and the environment.

      (c) Landlord will have the further right to (i) change the consultants from time to time who are Landlord's Consultants and (ii) have Landlord's Consultant inspect, from time to time (including on the termination of this Lease), the Premises to determine whether (A) the use of the Premises by all Tenant Parties complies with the Permitted Environmental Activities, (B) the Required Permits are still in full force and effect, (C) any additional permits or licenses or approvals may be necessary or required, (D) any Tenant Party may be in violation of any Environmental Laws, and/or (E) any portion of Landlord's Property or the surrounding environment has been contaminated as a result of the Environmental Activities of any Tenant Party. If Landlord's Consultant determines through its inspection that any Tenant Party is not in compliance with the requirements of this Section 5.1, Tenant will reimburse Landlord immediately on Landlord's request for the cost to Landlord of Landlord's Consultant to conduct the inspection. On each anniversary of the Commencement Date during the Lease Term (and more often as requested by Landlord with reasonable advance notice) and on any termination of this Lease, Tenant will certify to Landlord (a "Tenant Environmental Certification") that, except as previously disclosed in writing to Landlord pursuant to Section 5.1(i): (1) the Hazardous Substances Statement remains true and correct (or if any permitted changes have occurred, an explanation of those changes to Landlord's reasonable satisfaction), (2) there have occurred no Environmental Activities other than the Permitted Environmental Activities since the last anniversary date, (3) all Tenant Parties are in compliance with all Environmental Requirements; applicable use regulations in
Section 4 of the Cambridge Zoning Ordinance; and all RDNA Requirements. (4) all Required Permits are valid and in full force and effect and that those Required Permits are the only licenses and permits required with respect to the Environmental Activities of all Tenant Parties under any Environmental Requirements, and (5) no Hazardous Substances contamination of the Premises, any other portion of Landlord's Property, or the surrounding environment has occurred from any Environmental Activity by a Tenant Party.

      (d) Subject to any rights of cure contained in this Lease, Tenant's right to use the Premises is conditioned on all Tenant Parties obtaining and keeping in full force and effect all necessary licenses and permits, in addition to the Required Permits, required with respect to use and occupancy of the Premises by the Tenant Parties and the Environmental Activities from the City of Cambridge, the Commonwealth of Massachusetts and any other government authority.

      (e) In addition to the other terms defined in this Lease, as used in this Lease (whether or not underscored):

            (i) "Environmental Activity" means any actual, proposed (by Tenant or any other Tenant Party) or threatened use, storage, holding, existence, Release, emission, discharge, generation, manufacturing, producing, refining, creating, processing, abatement, removal, disposition, handling, transportation or disposal of any Hazardous Substance from, under, into or on the Premises or any other portion of Landlord's Property or otherwise relating to any Use of any of Landlord's Property, which is regulated, or for which standards of conduct or liability are imposed, by any Environmental Requirements, by any Tenant Party or which presents an unusual risk to human or animal health or to the environment.

            (ii) "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq. the Hazardous Materials Transportation Act, 49 U.S.C.ss.1802 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq., the Clean Water Act, 33 U.S.C.ss.1321 et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq., the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Chapter 21E of the Massachusetts General Laws, all regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation (including, any state or local board of health rules, regulation, or code), or any common law (including common law that may impose strict liability or liability based on negligence), which may relate to or deal with human health, the environment, natural resources, or Hazardous Substances, all as may be from time to time amended or modified.

            (iii) "Environmental Liability" means any liability, obligation, indebtedness, or duty of, any claim or demand against, any requirement imposed on, or any amount owed by or payable from, Tenant or Landlord, which is based on, results from, is in connection with, arises out of, or otherwise is related to any Environmental Activity by a Tenant Party, whether the foregoing described liability is contingent or absolute, primary or secondary, liquidated or unliquidated. due or to become due, and however created, incurred, acquired, owing or arising. Notwithstanding the foregoing in this definition of Environmental Liability, the term "Environmental Liability"' will not include, and Tenant will not be liable to Landlord under this Lease for, any liability for any contamination, claim of contamination, loss or damage arising in connection with Hazardous Substances to the extent the same is the result of (A) Hazardous Substances existing in the Building and Landlord's Property prior to the Commencement Date, (B) migration of Hazardous Substances from any site onto Landlord's Property not caused directly or indirectly by any Tenant Party, or
(C) the generation, manufacture, production, handling, release, storage, use or disposal of any Hazardous Substances at the Building or Landlord's Property by
(1) Landlord or by its employees, agents, or independent contractors, or (2) any tenants of Landlord's Property other than Tenant, its subtenants and assignees and any other Tenant Parties.

            (iv) "Environmental Requirements" means all applicable present and future laws, including Environmental Laws, authorizations, approvals, judgments, injunctions, decrees, concessions, grants, orders, franchises, agreements and other restrictions and requirements (whether or not arising under statutes or regulations), including the RDNA Requirements, relating to any Hazardous Substances or Environmental Activity.

            (v) "Hazardous Substances" means, at any time, (A) any "hazardous substance" as defined in ss.101(14) of CERCLA (42 U.S.C. ss.9601(14)) or regulations promulgated thereunder; (B) any "hazardous waste," or "infectious waste," as such terms are defined in any Environmental Law at such time; (C) asbestos, ureaformaldehyde, polychlorinated biphenyls ("PCBs"), bio-medical materials or waste, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances which may be hazardous to human or animal health or the environment or which are listed or identified in, or regulated by, any Environmental Law; (D) materials or substances which are subject to control under the RDNA Requirements, and (E) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Law.

            (vi) "RDNA Requirements" means, collectively. Chapter 8.20 of the Cambridge Municipal Ordinance, Recombinant DNA Technology, and the National Institutes of

Health Guidelines cited therein. Any reference to a specific provision of the applicable code or guidelines will be construed to include any comparable provision of the applicable code or guidelines as amended or superseded after the date of this Lease.

            (vii) "Release" includes, but is not limited to, spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, contaminating, teaching, disposing, releasing or dumping into the environment.

            (viii) "Tenant Party" means any or all of (A) Tenant or its affiliates, subsidiaries, owners, directors, officers, employees, agents. invitees, licensees, independent contractors, or any other persons or entities with respect to whose conduct Tenant is liable under applicable law (including any successor or assign of the foregoing) or (B) any sublessee of Tenant or the sublessee's affiliates, subsidiaries, owners, directors, officers, employees, agents, invitees, licensees, independent contractors, or any other persons or entities with respect to whose conduct the sublessee is liable under applicable law (including any successor or assign of the foregoing).

            (ix) "Use" includes but is not limited to, use, ownership, development, construction, maintenance, management, operation or occupancy.

      (f) Tenant may not dump, flush or in any way Release or introduce any Hazardous Substances into the HVAC system of the Building and/or any septic, sewage, storm water, or other waste disposal systems serving the Premises or any other portion of Landlord's Property except for discharges into the public sanitary sewer system in compliance with applicable Environmental Requirements and in accordance with the Hazardous Substances Statement.

      (g) Tenant will, at its expense, (i) keep the Premises equipped with all safety appliances required by law because of any use of the Premises other than general office use and (ii) do any work to the Premises required by applicable law as a result of any Environmental Activity, it being understood that the foregoing provisions will not be construed to broaden in any way Tenant's permitted use of the Premises.

      (h) Tenant will be liable for (i) any damage to the Building or any other portion of Landlord's Property (including any loss of use of all or any portion of the Building or any other portion of Landlord's Property) and (ii) for all costs and expenses of any investigation, cleanup, detoxification, decontamination of, or other response, removal, or remedial action with respect to, the Building or any other portion of Landlord's Property (or the environment with respect thereto) which, in any case, arises out of any Environmental Activity by a Tenant Party. Tenant's obligations under this Section 5.1(h) shall survive the termination of this Lease for any reason whatsoever and shall be in addition to any indemnification or insurance obtained, or requested to be obtained, under this Lease. Landlord shall be responsible for all costs and expenses of any investigation, cleanup, detoxification, decontamination of, or other response, removal or remedial action with respect to the Building or any other portion of Landlord's Property (or the environment with respect thereto) which arises out of any Environmental Activity of Landlord (but not any tenants of Landlord) other than those matters, if any, disclosed in environmental reports previously delivered to Tenant.

      (i) Tenant will (A) promptly notify Landlord of, and deliver to Landlord copies of, all communications between Tenant and any governmental authorities which relate to Environmental Activities, Environmental Requirements, or Hazardous Substances affecting Tenant, including any oral or written warnings, notices of violation of, or any permit proceedings under, any Environmental Requirements that are received by Tenant with respect to any Environmental Activities by a Tenant Party; (B) notify Landlord immediately after obtaining knowledge of the Release or alleged Release in a reportable quantity (as defined under applicable Environmental Law) of any Hazardous Substance on, in, under or affecting the Premises or any other portion of Landlord's Property or any surrounding area, and any noncompliance with any Environmental Requirement; and
(C) notify Landlord immediately of any litigation, suit or administrative proceeding against a Tenant Party with respect to any Environmental Activities.

      (j) Tenant will identify Tenant's confidential information to Landlord ("Confidential Information") during the course of Landlord's investigations and inspections of Tenant's Environmental Activities contemplated by this Section
5.1. Tenant will clearly and conspicuously mark any written information or document as confidential and will take measures to separate all Confidential Information from all other information provided to Landlord. If information, that is considered by Tenant to be confidential, is provided orally, Tenant will reduce in a writing to Landlord what portion or portions of the information Tenant considers to be Confidential Information. Landlord will undertake reasonable measures (in the context of the importance of the relevant Confidential Information to Tenant) to protect against the disclosure by its employees of Confidential Information and will include a non-disclosure provision in its agreements with Landlord's Consultants with respect to Confidential Information. Landlord will be authorized to disclose Confidential Information (i) to such of its employees who have a need to know, (ii) to Landlord's Consultants, (iii) to Landlord's attorneys, (iv) to Landlord's mortgagees and ground lessors to the extent required by the applicable financing or lease documents, or (v) pursuant to any order or requirement of any governmental authority or otherwise having the force of law. Notwithstanding anything to the contrary in this Section 5.1(j), Landlord will have the right to disclose Confidential Information (A) to any applicable governmental authority if Landlord and Landlord's Consultant reasonably believe that an imminent and substantial endangerment to human or animal health or the environment exists or
(B) which Landlord can demonstrate has become part of the public domain by proper and lawful means through the publication or communication by others at the time of disclosure by Tenant to Landlord or, after this disclosure to Landlord by Tenant, has become a part of the public domain by proper and lawful means through the publication or communication by persons, entities or authorities (other than Landlord) who have been authorized by Tenant to make the publication and disclosure.

      Section 5.2 Prohibited and Required Uses. In addition to its obligations under Section 5.1 and elsewhere under the terms of this Lease, Tenant will procure and maintain in full force and effect all licenses and permits which are required for any use made of the Premises. Tenant shall cause any fire lanes in the front, sides and rear of the Premises to be kept free of all parking associated with its business or occupancy and in compliance with all applicable regulations. Tenant shall conduct its business at all times so as not to create any nuisance and so as to not interfere with the business of other tenants and occupants of Landlord's Property. Tenant shall at its own cost install such extra sound-proofing, noise control systems and odor control systems as may be needed to eliminate noise, vibrations and odors, if any, emanating from the Premises being heard, felt or smelled outside the Premises. Tenant will not permit in the Premises or any other portion of Landlord's Property (a) any nuisance or (b) any Release of any Hazardous Substances except as otherwise permitted under the terms of this Lease.

      Section 5.3 Compliance with Laws: Additional Restrictions. In its use of the Premises, Tenant shall comply with any and all applicable laws, statutes, ordinances, rules, regulations, codes and requirements of governmental authorities. Tenant in its use of the Premises will not do any act which is in contravention of, nor omit to do any act required of it by, any law, order or regulation of any federal, state, county or municipal authority or by any lawful order of any public official including, without limitation, all legal requirements related to Environmental Activities.

                                   ARTICLE VI

      Section 6.1 Landlord's Common Area and Common Facilities Services. The enumeration of items in Section 4.5 as being subject to Additional Rent for Operating Costs shall not impose any obligation upon Landlord to provide such services except to the extent required in the opinion of Landlord and to the extent practical in relation to the then existing conditions but in no event shall the failure of Landlord to perform any such work or service constitute a breach of Landlord's obligations hereunder.

      Section 6.2 Repair Services. Within 30 days or longer if reasonably required following receipt of notice of the need therefor, during the Lease Term, Landlord will make necessary structural repairs in or to the Building in which the Premises are located with regard to: the roof; load bearing walls; structural columns; foundations; and structural elements of the floors (but not floor coverings). Provided, however: (a) the cost for any such repairs made necessary by any act, default or negligence of Tenant, its invitees, employees, agents, licensees, or contractors may be charged entirely to Tenant who shall pay for the same as Additional Rent promptly upon billing therefor; (b) Tenant shall be responsible for the cost of said repairs and obligations under Section
7.4 with respect to the Premises; (c) Tenant shall in all circumstances, be responsible for one hundred percent (100%) of all costs and/or expenses related to the roof; and (d) damage from fire or other casualty, or taking by eminent domain shall be governed by ARTICLES IX and X of this Lease. The cost of structural repairs to structural elements of the Building (other than the roof) other than those repairs which are (i) the responsibility of Tenant pursuant to clauses (a), (b) or (c) of this Section 6.2 or other provisions of this Lease or
(ii) governed by Articles IX or X of this Lease (the "Structural Repair Costs") shall be paid by Landlord. Structural Repair Costs so paid by Landlord shall be amortized over the remaining useful life of the repaired structural element (as determined by Landlord's accountants) with interest at the rate of 10% per annum and only the current portion thereof shall be included in Operating Costs.

      Section 6.3 Interruption: Delay. Landlord shall have no responsibility or liability for failure or interruption of any such repairs or services referred to in this Article VI, or for any interruption in utility services, caused by breakage, accident, strikes, repairs, inability after exercise of reasonable diligence to obtain supplies or otherwise furnish services, or for any cause or causes beyond the reasonable control of Landlord (which will never include the lack of capital available to Landlord), nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service or make such repair shall not be construed as an eviction of Tenant, nor render Landlord liable in damages, nor entitle Tenant to an abatement of Fixed Minimum Rent or Additional Rent, nor release Tenant from the obligation to fulfill any of its covenants under this Lease, except as provided in Articles IX and X hereof with respect to eminent domain and damage by fire or other casualty. Subject to Section 7.13, in the event that the Landlord shall at any time fail to make or perform any material act on its part to be performed as in this Lease provided, and either (a) Landlord has failed to cure such default within thirty (30) days after notice from Tenant to Landlord (or such longer time, not to exceed sixty (60) additional days, as may be reasonably required to cure such default) or (b) there exists a substantial, imminent threat to persons or property and Tenant has either (i) made good faith efforts to contact Landlord without success or (ii) contacted Landlord but Landlord is unable or unwilling to take actions sufficient to rectify the situation, then, and only then, Tenant may take such actions as Tenant reasonably deems necessary to cure such failure by Landlord to so act. Landlord shall reimburse Tenant for all amounts so incurred by Tenant to cure such failure by Landlord within thirty
(30) days after Landlord receives written demand therefor from Tenant, accompanied by evidence reasonably satisfactory to Landlord of the amounts so incurred, but Tenant shall not have any right of set off with respect thereto and shall in no event deduct any such amounts from payments of Fixed Minimum Rent or Additional Rent.

      Section 6.4 Notice to Tenant of Certain Releases of Hazardous Substances. Landlord shall provide prompt written notice to Tenant of any Release of Hazardous Substances on Landlord's Property after the date hereof (other than a Release by a Tenant Party) of which Landlord has actual knowledge and which presents an unusual risk to the health of occupants of the Building or has a material and adverse affect on Tenant's use of the Building.

                                   ARTICLE VII

      Section 7.1 Rent. Tenant will promptly pay the Fixed Minimum Rent and Additional Rent, including without limitation any and all fees, charges, expenses, fines, assessments or other sums payable by Tenant to Landlord (or to the applicable provider of utilities) at the time and in the manner provided for in this Lease, all of which shall be deemed to be obligations to pay Fixed Minimum Rent or Additional Rent.

      Section 7.2 Address Change. Landlord reserves the right to change the address of the Building from 205 Broadway to another address selected by Landlord. Landlord will provide reasonable advance notice to Tenant of the address change of the Building. In the event that such a change of address occurs after September 1, 1998, Landlord shall pay all of Tenant's reasonable costs associated therewith.

      Section 7.3 No Waste. Tenant shall not overload, damage or deface Landlord's Property nor shall it suffer or permit the same to be done, nor shall it commit any waste with respect to Landlord's Property. Tenant shall initiate and carry out a program of regular maintenance and repair of the Premises so as to impede, to the extent possible, deterioration by ordinary wear and tear or by its use of the Premises. Without limiting the foregoing, Tenant shall not overload the electrical distribution system serving the Premises or use equipment which would exceed the capacity of any of the electrical conductors or equipment serving the Premises.

      Section 7.4 Maintenance, Repairs, and Yield-Up.

            (a) Tenant agrees that from the Commencement Date until the end of the Lease Term and during any holdover, it will keep the Building neat and clean and maintain the same in good repair and condition, reasonable wear and tear, and damage by "Casualty"' (hereinafter defined) excepted. Tenant's obligation to so maintain and repair the Building shall apply to all of the Building, including, without limitation, all doors, glass, fixtures, interior walls, floors, ceilings, and any other systems. There is excepted from Tenant's obligations under this Section 7.4 only (i) damage caused by those hazards which are covered by the policies of insurance carried by Landlord with respect to Landlord's Property ("Casualty"') and (ii) repairs and work which are otherwise the specific responsibility of Landlord hereunder (however, in no event will Landlord have any responsibility for any damage (including any contamination) which arises out of any Environmental Activity by a Tenant Party). Without limiting the foregoing or anything else in this Section 7.4 or Section 6.2, Tenant and not Landlord shall be solely responsible for the maintenance and repair of the Building and all the pipes, wires, conduits, utilities and other installations serving the Building.

            (b) At the end of the Lease Term or sooner termination of this Lease, Tenant will:

                  (i) peaceably surrender or deliver up the Building to Landlord;

                  (ii) at Landlord's sole option:

                        (A) except as set forth in Section 7.4(d), remove, at Tenant's sole cost and expense, all erections, alterations and additions made to or upon the Building, in which event, Tenant shall, at its sole cost and expense, repair, restore and readapt the Building to the same condition as existing upon execution of this Lease,

                        (B) except as set forth in Section 7.4(d), remove, at Tenant's sole cost and expense, those erections, alterations and additions made to or upon the Building as may be designated by Landlord, in which event (1) Tenant shall, at its sole cost, repair and restore any damages resulting from such removal and (2) Tenant shall leave all other erections, alterations and additions in good repair and condition, in which event all such other erections, alterations and additions shall become the property of Landlord without payment to the Tenant of any nature; or

                        (C) leave all erections, alterations and additions in good repair and condition in which event such erections, alterations, and additions shall become the property of Landlord without payment to Tenant of any nature;

                  (iii) leave the Premises, broom clean, with all utilities safely capped, and in good repair and condition, reasonable wear and tear, and damage by Casualty excepted; and

                  (iv) remove all signs and lettering and all personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant.

            (c) Tenant will not make any structural change in, or addition to, the Building or make any roof penetration without first obtaining, on each occasion, Landlord's consent in writing (which consent will not be unreasonably delayed), and then only at Tenant's expense, and in a lawful manner and upon such terms and conditions as Landlord, by such writing, shall approve, which shall include without implied limitation maintenance of insurance in form and substance reasonably satisfactory to Landlord. Any such alteration or addition shall be consistent in appearance with the rest of the Building and Landlord's Property and shall be made only after duly obtaining all required permits and licenses from all governmental authorities. Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all such alterations or additions. Notwithstanding anything to the contrary in this
Section 7.4(c). Tenant may undertake separate, minor alterations to the interior of the Premises which cost less than $25,000 each (each a "Minor Alteration") without Landlord's prior written consent so long as: (i) the Minor Alteration complies with Section 2.6, (ii) the Minor Alteration does not require a building permit from the City of Cambridge, in which case Landlord's prior consent shall be required (which consent will not be unreasonably delayed), and (iii) on the termination of this Lease (for whatever cause), Tenant shall, unless directed otherwise in writing by Landlord or as otherwise provided in this Section 7.4, readapt, repair and restore the Premises to the condition the same were in prior to each such Minor Alteration, regardless of whether Landlord's consent was required or obtained with respect thereto.

            (d) With respect to Tenant's Work and any other alterations or additions made by Tenant (whether or not a Minor Alternation), Tenant may, at anytime, request that Landlord agree in writing that such work, alteration or addition remain part of the Premises in accordance with Section 7.4(b)(ii)(B)(2) at the end of the Lease Term or sooner termination of this Lease. With respect to each request made by Tenant pursuant to the preceding sentence, (i) if such work, alteration or addition is consistent with standard office and/or laboratory use, Landlord will not unreasonably withhold its agreement that such work, alteration or addition remain a part of the Premises upon the expiration of this Lease at the end of the Lease Term in accordance with Section 7.4(b)(ii)(B)(2) of this Lease (but such agreement shall not apply in the event of a termination of this Lease due to a default by Tenant) and (ii) in all other instances, Landlord may, in its sole discretion withhold its agreement that such work, alteration or addition remain a part of the Premises. Tenant shall not be required to remove any work, alteration or addition which Landlord has so agreed need not be removed so long as (1) Tenant complies with Section 7.4(b)(ii)(B) and (2) the Lease has not been terminated due to a default by Tenant.

      Section 7.5 Trade Fixtures and Equipment. Any trade fixtures installed by Tenant in, or attached or affixed by it to, the Building shall be removed by Tenant from the Building on the termination of this Lease (for whatever cause). Any removal by Tenant shall be without damage to, or destruction of, any part of the Building. Tenant shall have the right, at any time and from time to time during the Lease Term, to remove any of its movable equipment which is not affixed, attached to, or a part of, the Building. In addition, at the expiration of this Lease, Tenant shall remove all of Tenant's movable equipment, unless Landlord gives Tenant a written waiver for same. At any time that Tenant removes its movable equipment. Tenant shall promptly repair the Building as a result of any damage to, or destruction of, the Building caused by the removal of its movable equipment.

      Section 7.6 Compliance with Laws and Insurance Requirements. In addition to its other obligations under this Lease, Tenant, in its use of the Premises and at its sole expense, shall comply with all laws, orders and regulations of Federal, State, County and City authorities, and with any direction of any public officer or officers, pursuant to law, including, without limitation, (a) City of Cambridge ordinances with respect to animal experiments and insect and rodent control and (b) all legal requirements related to the use, storage, discharge, release, removal or existence of Hazardous Substances, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the use of the Premises. Tenant agrees that the Premises shall be kept in a sanitary and safe condition in accordance with all applicable Federal and State laws and the by-laws, rules, regulations and ordinances of the City of Cambridge, and in accordance with all directions, rules and regulations of the Health Officer, Fire Marshall, Building Inspector and other proper officers of the governmental agencies having jurisdiction thereover. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate, or be in conflict with, the insurance policies covering Landlord's Property, or the Premises, and fixtures and property therein. Tenant, at its sole expense, shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters, or any other similar body relating to Tenant's use of the Premises, and shall not do or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Bureau, or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for the insurance applicable to Landlord's Property, or the Premises, or use the Premises in a manner which shall increase the rate of insurance on Landlord's Property, or on property located therein over the rate in effect at the commencement of this Lease. If by reason of the failure of Tenant to comply with the provisions of this section including, but not limited to, the use to which Tenant puts the Premises, the insurance rate shall at the beginning of this Lease or any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure or use by Tenant, and shall make such reimbursement within fifteen (15) days after billing therefor by Landlord. In the event of a change in law occurring after the date of this Lease which requires alterations to be made to the Building, the following shall apply:

      (i) if the alterations (A) are required in whole or in part because the Building or any portion thereof is being used for any purpose other than general office use, because of the number of employees or others present in the Building, because of any reason related to any special use of the Building by any Tenant Party or because the Tenant has subleased all or a portion of the Building, or (B) would not be required if the Building were leased to a person or entity other than Tenant for general office use, then, in any such event, the cost of such alterations shall be paid by Tenant; and

      (ii) in all other cases, the cost of such alterations shall be paid for by Landlord and such alterations shall be treated as a capital improvement to be amortized over the applicable tax amortization period with interest at the rate of 10% per annum, and only the current portion thereof shall be included within Operating Costs.

      Section 7.7 Contents at Tenant's Risk. All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about Landlord's Property shall be at the sole risk and hazard of Tenant; and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that to the extent required by applicable Massachusetts law, the foregoing shall not exculpate Landlord from its own negligent acts or omissions. Tenant agrees to maintain full and adequate insurance coverage on all of its property at the Premises and in Landlord's Property, including physical damage, theft and business interruption insurance. Such insurance on Tenant's property shall, subject to Section 12.4, contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord.

      Section 7.8 Exoneration and Indemnification. Tenant will exonerate, indemnify, defend, save and hold harmless Landlord (and any and all persons claiming by, through or under Landlord) from and against all claims, damages, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including legal fees, arising from any or all of the following: (i) any breach of this Lease by Tenant or those for whom Tenant is responsible; (ii) any Environmental Activity (whether or not it is a Permitted Environmental Activity) by a Tenant Party; or (iii) any act, omission or negligence of Tenant, or Tenant's contractors or licensees, or of the agents, servants, employees or business invitees of Tenant, or Tenant's contractors or licensees, or persons coming onto Landlord's Property for the purpose of visiting or dealing with any one or one or more of the foregoing, or arising from any accident, injury or damage occurring outside of the Premises but, in, on or about Landlord's Property, which such accident, damage or injury results or is claimed to have resulted from the negligence or misconduct on the part of Tenant or Tenant's contractors or licensees, or of the agents, servants, employees or business invitees of Tenant, or Tenant's contractors or licensees, except that to the extent required by applicable Massachusetts law, the foregoing shall not apply to Landlord's negligent acts and omissions. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease for any reason whatsoever and shall be in addition to any insurance obtained, or requested to be obtained, under this Lease.

      During the Lease Term and any period of holding over, Tenant shall maintain in full force and effect a policy of comprehensive public liability and property damage insurance under which Landlord (and any person in privity of estate with Landlord), Landlord's mortgagee(s), and Tenant are named as insureds. Each such policy shall be non-cancelable with respect to Landlord without thirty (30) days' prior written notice to Landlord and Tenant shall deliver to Landlord prior to the Commencement Date and thereafter at least thirty (30) days prior to the expiration of any then effective coverage a satisfactory written certificate of insurance coverages or the renewal or replacement of such coverages. The minimum limits of liability of such liability insurance shall be Two Million Dollars ($2,000,000.00) for injury (or death) to any one person, and Two Million Dollars ($2,000,000.00) for injury (or death) to more than one person, and Two Million Dollars ($2,000,000.00) with respect to damage to property, together with an overall umbrella coverage of an additional Four Million Dollars ($4,000,000.00). Tenant shall not permit any contractor to do any work at or furnish any materials to be incorporated into the Premises, whether or not included in Tenant's Work, without first delivering to Landlord satisfactory evidence of the contractor's comprehensive liability insurance, workers' compensation insurance and statutory lien bonds (for all alterations other than Minor Alteration, as defined in Section 7.4), each reasonably acceptable to Landlord and complying with any insurance specifications provided by Landlord. Tenant shall also provide and pay for window and plate glass insurance with respect to the Premises in amounts and with companies satisfactory to Landlord, and Tenant shall provide Landlord with a certificate evidencing such insurance and containing a provision that the same may not be canceled without thirty (30) days' prior written notice to Landlord and Tenant shall provide Landlord with such a certificate prior to the Commencement Date and thereafter at least thirty
(30) days prior to the expiration of any such coverage. All insurance requirements imposed upon Tenant or its contractors under this Lease shall be subject to the further requirement that the forms of coverage and the insurers providing the insurance be licensed in the Commonwealth of Massachusetts, be in sound financial condition, carry an A+ or better Best's rating, and be reasonably acceptable to Landlord. Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying or using adjoining premises or any part of Landlord's Property, or otherwise, or for any loss or damage resulting to Tenant or those claiming by, through or under Tenant, or its or their property, except that to the extent required by applicable Massachusetts law, the foregoing shall not exculpate Landlord from its negligent acts and omissions.

      Section 7.9 Landlord's Access. In addition to its rights under Section S.1 of this Lease, Landlord or its representatives shall have the right without charge to it and without reduction in Fixed Minimum Rent or Additional Rent, at reasonable times and on reasonable advance notice and in such manner as shall not unreasonably interfere with Tenant's business (subject, in non-emergency situations, to Landlord's compliance with the security protocols of Tenant which Landlord has approved in writing prior to the implementation thereof; provided, however, that Tenant shall modify and/or waive provisions of said security protocols to the extent reasonably necessary to accommodate such entry by Landlord or its representatives while preserving the confidentiality rights of Tenant recognized under this Lease), to enter to view the Premises for any reasonable purpose (including, without limitation, showing the Premises to prospective purchasers, tenants and lenders) and, if Landlord so elects, to make entry for the purpose of investigating repair or maintenance problems and to make such repairs or changes as Landlord deems advisable, and to maintain, use, repair, replace, relocate or introduce pipes, ducts, wires, meters and any other Landlord's fixtures serving or to serve the Premises or other parts of Landlord's Property, or to maintain or repair any portion of Landlord's Property, and, in case of an emergency, whether resulting from circumstances in the Premises or elsewhere in or on Landlord's Property, Landlord or its representatives may enter the Premises at any time to take such measures as may be needed to address such emergency. Such access shall include, but not be limited to, the right to open floors, walls, ceilings, and building systems for the foregoing purposes. Landlord may, during the twelve (12) months next preceding the expiration of the

Lease Term, show the Premises to parties wishing to lease or purchase the same and to place a "For Lease", "For Rent" or "For Sale" sign in the window or on the Premises.

      Section 7.10 No Liens. Tenant shall not permit any mechanics', laborers' or materialmen's liens to stand against Landlord's Property or Tenant's interests in the Premises or lease estate, for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant. Landlord may condition the right of Tenant to do Tenant's Work or to do any other work which could result in a lien upon Landlord's Property or Tenant's interests in the Premises or lease estate on the delivery and recording of statutory lien bonds (for all alterations other than a Minor Alteration, as defined in Section 7.4) or indemnities satisfactory to Landlord.

      Section 7.11 Compliance with Regulations. Tenant covenants that Tenant, its agents, employees, servants, licensees, invitees, and visitors will comply with all such reasonable rules and regulations as Landlord may from time to time hereafter promulgate to regulate the conduct generally of all the tenants of Landlord's Property. Landlord, however, shall have the reasonable right to change said rules and regulations and to waive any one or more of them in the case of any one or more tenants.

      Section 7.12 Subletting and Assignment.

            (a) Tenant shall not assign, mortgage, pledge or encumber this Lease nor underlet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord's written consent thereto. As used herein, the term "assign" or "assignment" shall be deemed to include, without limitation: (i) any transfer of Tenant's interest in this Lease by operation of law, the merger or consolidation of Tenant with or into any other firm or corporation; or (ii) the transfer or sale of a controlling interest in Tenant whether by sale of its capital stock or otherwise.

            (b) (i) Notwithstanding anything to the contrary in Section 7.12(a), Landlord will not unreasonably withhold or delay its consent to any sublease of all or any portion of the Premises, so long as (A) the sublease of space in the Building to such subtenant will not, in Landlord's sole discretion, violate the terms of (1) any lease affecting the Landlord's Property, (2) any lease affecting the property located at 210 Broadway or (3) any agreement, instrument, law, rule, regulation or requirement which is binding upon Landlord and/or Landlord's Property; provided, however, that, for purposes of clauses (1), (2) and (3) above, the use of the subleased portion of the Premises for a biotechnology use will not, in and of itself, be a violation of any such lease, or any agreement or instrument voluntarily entered into by Landlord; (B) the subtenant and its proposed use is of a character consistent with the operation of a first class research and development and/or office building; (C) each of Landlord's mortgagees have consented in writing to the sublease if such mortgagee's consent is required pursuant to the terms of the applicable financing documents; (D) the subtenant's proposed use of the Premises is permitted under the terms of this Lease; (E) the subtenant does not intend to engage in any Environmental Activities or, if such subtenant intends to engage in any Environmental Activities, the Tenant and the proposed subtenant have fully complied with Section 5.1 with respect to such Environmental Activities and such Environmental Activities are Permitted Environmental Activities; (F) the Letter of Credit will remain in full force and effect and continue to be available to Landlord under the terms of this Lease; (G) the subtenant is qualified to do business in the Commonwealth of Massachusetts and has all applicable permits and licenses to do business from the Premises; (H) Tenant pays to Landlord all of Landlord's reasonable expenses arising out of such sublease up to a maximum, for each sublease request, of $5,000.00 plus the fees and expenses of Landlord's Consultant; (I) there does not then exist a default of Tenant or any fact or circumstance which, with the passage of time, the giving of notice, or the satisfaction of any other condition, or all of them, could constitute a default under this Lease and no default will be created as a result of the proposed sublease or the proposed use by the subtenant; (J) there are not more than a total of two (2) subtenants, including the proposed subtenant under the proposed sublease, in occupancy of the Premises or portions thereof; (K) the proposed subtenant is not in the business of providing environmental engineering or environmental consulting services; and (L) the proposed sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord, which consent may be granted or denied in Landlord's sole discretion.

            (ii) Notwithstanding anything to the contrary in Section 7.12(a), provided that Landlord receives not less than thirty (30) days prior written notice thereof, Landlord's consent shall not be required for an assignment or a sublease of all (but not less than all) of the Premises to (A) any entity which controls the legal and beneficial ownership of Tenant, (B) any entity controlled by, or under common control with. Tenant, (C) any corporation resulting from the merger or consolidation with Tenant or (D) an entity acquiring alt or substantially all of Tenant's assets so long as, in each instance, (1) there is no change in the use of the Premises; (2) Tenant is the surviving corporation in any merger or consolidation or, if Tenant is not the surviving corporation, the surviving corporation assumes all of the obligations of Tenant under this Lease by executing an assignment and assumption agreement with respect to this Lease in form and substance satisfactory to Landlord; (3) the assignee or subleasee has a net worth, as determined by generally accepted accounting principles, on the date of such sublease or assignment equal to or greater than Tenant's net worth, determined in accordance with generally accepted accounting principles, as of the date of this Lease; (4) the Letter of Credit will remain in full force and effect and continue to be available to Landlord under the terms of this Lease; (5) the subtenant or assignee is qualified to do business in the Commonwealth of Massachusetts and has all applicable permits and licenses to do business from the Premises; (6) Tenant pays to Landlord all of Landlord's reasonable expenses arising out of such sublease or assignment; (7) there does not then exist a default of Tenant or any fact or circumstance which, with the passage of time, the giving of notice, or the satisfaction of any other condition, or all of them, could constitute a default under this Lease and no default wilt be created as a result of the proposed sublease or assignment or the proposed use by the subtenant or assignee; (8) the proposed assignee or subtenant is not in the business of providing environmental engineering or environmental consulting services; and (9) in the case of a sublease, the proposed sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord, which consent may be granted or denied in Landlord's sole discretion. In the event that the giving of the thirty (30) day notice required under this Section would be a violation of applicable securities laws, such thirty (30) day notice requirement shall not apply so long as Tenant provides such notice at the earliest time at which such notice may be given without being such a violation and Tenant complies with all of the other provisions of this Section.

            (c) In the event of the assignment or subletting by Tenant, Tenant shall remain primarily liable jointly and severally with the assignee or sub-tenant for the payment of any and all Fixed Minimum Rent and Additional Rent which may become due by the terms of this Lease and for the performance of all covenants, agreements and conditions on the part of Tenant to be performed hereunder. Tenant shall also pay to Landlord fifty percent (50%) of any rent received as a result of the assignment or sublet which exceeds all of the rental payable or reserved hereunder for the same time period on a per square foot basis after deducting the actual direct out-of-pocket third-party costs which are (i) incurred by Tenant for (A) leasing commissions and additional tenant improvements (excluding Tenant's Work and other amounts incurred by Tenant in meeting its obligations under Section 2.5) paid in connection with such assignment or sublease or (B) additional services actually provided by Tenant to such assignee or subtenant to the extent that Tenant is not otherwise paid amounts in connection with such services, and (ii) documented to Landlord's reasonable satisfaction by invoices, contracts, canceled checks and the like. No such assignment or sublease shall be valid or effective unless it is approved in advance in writing by Landlord, and the assignee, or sublessee, by a document satisfactory to Landlord, shall covenant in writing at Landlord's option, to be bound directly to the Landlord. No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of Tenant's interest herein shall operate to release or impair Tenant's obligations hereunder or the obligation of any Guarantor (as defined in Section 11.1).

            (d) Notwithstanding anything to the contrary contained in this
Section 7.12 or other provisions of this Lease, in the event that Tenant seeks Landlord's consent to an assignment of this Lease or a sublease of all of the Premises (exclusive of any permitted assignment or sublease set forth in Section 7.12(b)(ii)), Landlord at its option may terminate this Lease. In such an event,
(i) Landlord may enter into a new lease with the proposed assignee or sublessee or any other party on any terms and provisions acceptable to Landlord in Landlord's sole discretion for the Premises and (ii) unless there are less than twenty-four (24) months then remaining in the Lease Term, Landlord shall pay to Tenant the unamortized portion of the costs incurred by Tenant for tenant improvements (such costs to be amortized over the initial ten year Lease Term on a straight line basis) as documented to the reasonable satisfaction of Landlord (such documentation to be provided promptly upon request).

            (e) Tenant shall not enter into any arrangements with any sub-tenant or assignee to circumvent, or which has the effect of circumventing. (i) its obligation to share rents received from a sublease or assignment, or (ii) any of the other provisions of this Section 7.12.

      Section 7.13 Construction of Future Improvements on Landlord's Property. Tenant acknowledges that Landlord has plans to construct an additional building and other improvements on Landlord's Property, including, without limitation, on the Parking Area. Tenant agrees to cooperate with Landlord in connection with Landlord's plans to construct such additional building and improvements on Landlord's Property and the construction of such building and improvements and that neither Tenant nor any Tenant Party shall take any action which will interfere with such plans or construction. Landlord will plan such construction and related staging in a manner which it considers reasonable under the circumstances to minimize (to the extent consistent with the efficient performance of such construction) any material interference with Tenant's access to and/or use of the Premises during the performance of such construction. Tenant acknowledges that from time to time that dust, noise, vibrations, water leakage, and interruptions to power and other utilities (including water and sewer) may, among other construction related interference occur in connection with Landlord's construction activities on Landlord's Property. Tenant is responsible to safeguard, insure, and protect adequately its property (including any sensitive electronic equipment and computers) during the construction process and Landlord will not be liable to Tenant for any direct or indirect damage or loss suffered by Tenant as a result of Landlord's construction activities. Tenant will notify Landlord if any such construction related interference should occur. Upon receipt of written notice from Tenant, Landlord will undertake those measures which it considers reasonable under the circumstances to minimize (to the extent consistent with the efficient performance of Landlord's construction) any material interference with Tenant's access and/or use of the Premises during the performance of any such construction by Landlord. Tenant shall not be entitled to any abatement of rent or to claim any constructive eviction as a result of Landlord's construction activities; provided, however, that for each business day for which Tenant is denied access to the Building due to Landlord's construction activities blocking physical access to and from the Building for more than four (4) hours between 8:00 a.m. and 5:00 p.m.. Tenant shall be entitled to the abatement of the Fixed Minimum Rent, Taxes, Insurance Costs and Operating Costs attributable to that day.

      Section 7.14 Relocation of Premises. In the event that, as a result of (1) a change in zoning of all or any portion of Landlord's Property, (2) any petition to change the zoning of all or any portion of Landlord's Property and/or (3) an agreement entered into by Landlord or which binds all or any portion of Landlord's Property which, in any case, restricts Landlord's Property so that, in Landlord's reasonable judgment, (x) Landlord cannot construct more than 180,000 square feet of new office space on Landlord's Property (said space being in addition to the space located in the Building) or (y) Landlord will not be able to obtain a building permit (which is not issued as an "at risk" permit) to construct more than 180,000 square feet of new office space on Landlord's Property (said space being in addition to the space located in the Building) with not less than 220 parking spaces on Landlord's Property without obtaining a special permit or variance, then, in either or both of such events, Landlord shall have the unrestricted and unconditional right, at Landlord's sole option, one time only during the Lease Term (including during any Extension Term), to relocate the Premises to space suitable for biotechnology use, on one or more contiguous floors (and which is not basement space) at a building which Landlord or one or more of its affiliates may construct (I) on any other portions of Landlord's Property, including, without limitation, the Parking Area (the "New 205 Broadway Building") or (II) on the property located across Broadway from the Building and known as 210 Broadway, Cambridge, Massachusetts ("210 Broadway"). Landlord will give Tenant written notice of Landlord's intention to relocate the Premises (a "Relocation Notice"), and Tenant will complete such relocation within one hundred eighty (180) days after receipt of such written notice. If Tenant is relocated to the New 205 Broadway Building or 210 Broadway as provided in this Section 7.14, effective on the date of such relocation, this Lease will be amended by (a) deleting the description of the original Premises and substituting for it a description of the new space, (b) including appropriate provisions regarding Tenant's obligations for Taxes, Insurance and Operating Costs with respect to the new space, and (c) if the Premises are relocated to 210 Broadway, any or all of the parking spaces provided to Tenant under this Lease may also be relocated to 210 Broadway (provided that, in such event, not less than 15 of such parking spaces shall be located on 210 Broadway) Landlord agrees to (i) pay the costs of tenant improvements reasonably required to build-out a portion of the new space equivalent in size to the portion of the Premises built-out by Tenant at the time of the Relocation Notice so as to make the new space comparable to (or, at Landlord's option, better than) the Premises in terms of (A) quality of materials, finishes, construction and levels of improvement, and (B) amounts of office space and laboratory space, (ii) pay up to $25,000.00 of the "soft costs" incurred by Tenant in connection with such relocation for fees of architects, engineers and project managers, and (iii) reimburse Tenant for its actual moving costs to such new space, to the extent such costs are reasonable. Tenant shall not be obligated to relocate to new space which does not comply with the provisions of this Section 7.14 provided that Tenant specifies in writing to Landlord, within three (3) days after demand, the specific reasons why such new space does not so comply and Landlord fails to cure such noncompliance. If Tenant fails to relocate to the new premises designated by Landlord within the time period set forth in this Section 7.14, Tenant will be in default of this Lease, time being of the essence.

                                  ARTICLE VIII

      Section 8.1 Subordination to Mortgages. Tenant agrees that this Lease is and shall be and remain subordinate to the lien of any present or future mortgage or mortgages, or ground lease, upon all or any portion of Landlord's Property, irrespective of the time of execution or time of recording of any such mortgage or mortgages, or ground lease, and to all renewals, extensions, and modifications therefor or amendments thereto. Tenant agrees that it will, upon ten (10) days' advance written request from Landlord or any holder of a mortgage on all or a portion of Landlord's Property or the ground lessor thereof, execute, acknowledge. and deliver any and all instruments reasonably deemed necessary or desirable by Landlord, or such holder to give effect to, or notice of, such subordination so long as such mortgagee provides Tenant with the benefit of such mortgagee's standard non-disturbance agreement reasonably acceptable to Tenant (without limiting the generality of the foregoing, Tenant agrees that the form of Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit H is acceptable to Tenant). Upon ten (10) days' advance written request from Landlord, any holder of a mortgage or ground lease on Landlord's Property or any successor in interest to Landlord, whether by purchase, foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall enter into an attornment agreement, in the form requested by such party, with such party.

      Section 8.2 Lease Superior at Mortgagee's Election. At the request in writing of any mortgagee or any or ground lessor of Landlord's Property, this Lease shall be deemed superior to such mortgage, or ground lease, whether this Lease was executed before or after such mortgage, or ground lease, and Tenant shall execute such documents in recordable form as such mortgagee, or ground lessor, shall request.

      Section 8.3 Notice to Mortgagee. Upon receipt of a written request from Landlord or any holder of a mortgage on all or any part of Landlord's Property, or the ground lessor thereof, Tenant will thereafter send any such holder copies of all notices of default or termination or both given by Tenant to Landlord in accordance with any provision of this Lease. In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty of Landlord herein, any such holder or ground lessor may at its election cure such failure or breach for and on behalf of Landlord within twenty (20) business days after the time provided herein for Landlord to cure the same or such longer period as may be reasonably necessary to cure the default.

      Section 8.4 Estoppel Certificate By Tenant and Other Documents. Tenant agrees, at any time and from time to time, upon not less than ten (10) days' prior written request by Landlord or any holder of a mortgage on all or a portion of Landlord's Property or the ground lessor thereof, (1) to execute, acknowledge and deliver to Landlord a statement in writing certifying that (except as may be otherwise specified by Tenant): (a) this Lease is presently in full force and effect and unmodified; (b) Tenant has accepted possession of the Premises; (c) any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (d) no rent under this Lease has been paid more than 30 days in advance of its due date; (e) the addresses for notices to be sent to Tenant is as set forth in this Lease or as specified in such certificate; (f) Tenant as of the date of executing the certificate has no charge, lien or claim of offset under this Lease, or otherwise, against rents or other charges due or to become due thereunder; and
(g) such other information as Landlord, such holder or ground lessor may reasonably request about this Lease or Tenant's occupancy; and (2) to deliver information in form satisfactory to Landlord and such holder or ground lessor concerning Tenant's operations, including but not limited to historic and current financial statements of Tenant and information relative to any Environmental Activities by a Tenant Party. In addition, Tenant agrees that the holder of a mortgage or ground lease on Landlord's Property or such successor in interest shall not be: (i) bound by any payment of an installment of Fixed Minimum Rent or Additional Rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to this Lease made without the consent of such holder of a mortgage or ground lease on Landlord's Property or such successor in interest; (iii) liable for any previous act or omission of Landlord (or its predecessors in interest); (iv) responsible for any monies owing by Landlord to the credit of Tenant or subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or any of their predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof except that, during the first two (2) years of the Lease Term, such holder or successor may be liable for the unpaid balance, if any, of the Landlord's Contribution pursuant to Section 2.5; or (vi) obligated to make any payment to Tenant other than any security deposit actually delivered to holder of a mortgage or ground lease on Landlord's Property or such successor in interest. Further, the Tenant agrees that it will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such mortgage or ground lease (at such holders last address furnished to Tenant) and following the giving of such notice such holder shall have the right, but shall not be obligated, to remedy such act or omission within twenty (20) business days after the time period provided for in this Lease for Landlord to cure the same or such longer period as may be reasonably necessary to cure the same. Tenant shall enter into a written agreement confirming the foregoing from time to time upon written request from Landlord and/or the holder of a mortgage or ground lease on Landlord's Property.

                                   ARTICLE IX

      Section 9.1 Eminent Domain: Right to Terminate and Abatement in Rent, If the Premises or more than fifty percent (50%) of the leasable floor area thereof, shall be taken, or if a conveyance shall be made in anticipation thereof, for any street or other public use, by action of the municipal, state, federal or other authorities, or shall receive any substantial direct or consequential damage for which Landlord or Tenant shall be entitled to compensation by reason of anything lawfully done in pursuance of any public authority, after the execution hereof and before the expiration of the Lease Term, then this Lease and the Lease Term shall terminate at the election of Landlord or Tenant (given by written notice by one party to the other within 60 days of the taking or within 60 days of notice of the taking to Landlord), and such election may be made in case of any such taking notwithstanding the entire interest of Landlord may have been divested by such taking; and if neither Tenant nor Landlord does so elect, then in case of any such taking or destruction of, or damage to, the Premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the Fixed Minimum Rent hereinbefore reserved according to the nature and extent of the injury sustained by the Premises, shall be suspended or abated until the Premises or, in case of such taking, what may remain thereof, shall have been put in proper condition for use and occupation. To the extent that the Premises, upon having been put in proper condition for use and occupation are smaller, the Fixed Minimum Rent hereinbefore reserved shall be reduced for the balance of the Lease Term in the same proportion which the reduction in space bears to the original leasable square footage of the Premises and the Additional Rent based on Taxes, Insurance Costs and Operating Costs shall be adjusted as appropriate.

      Section 9.2 Restoration. If this Lease is not terminated as provided in
Section 9.1, Landlord shall apply so much of the available proceeds of the eminent domain award as are required to restore Landlord's Property and the Premises to a condition, to the extent practical, substantially the same as that immediately preceding the taking, but subject to zoning laws and building codes then in existence. If the available proceeds of the eminent domain award are insufficient for that purpose, Landlord shall have no obligation to expend funds in excess of said proceeds, and Landlord shall have the right to select which portions of Landlord's Property, if any, shall be restored, but Tenant may terminate this Lease if Landlord elects not to restore the Premises to a useable state. The term "available proceeds" shall mean the amount of the award paid to Landlord, less cost of obtaining the same (including attorneys' fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.

      Section 9.3 Landlord to Control Eminent Domain Action. Landlord reserves all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of the Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and, by way of confirmation of the foregoing, Tenant hereby assigns to Landlord all rights to such damages heretofore accrued or hereafter accruing during the Lease Term. Provided, however, nothing herein contained shall limit Tenant's right to any separate award for the taking of (a) personal property, moving expenses, or other items the payment of which shall not reduce the award payable to Landlord or (b) the cost of improvements made to the Premises by Tenant at Tenant's cost (excluding amounts paid for by Landlord's Contribution) based upon the lower of (i) the fair market value of such improvements or (ii) the unamortized cost of such improvements based upon a ten (10) year useful life.

                                    ARTICLE X

      Section 10.1 Damage From Casualty. If following the execution hereof and prior to the expiration of the Lease Term the Premises shall be damaged or destroyed in whole or in part by fire or other casualty, this Lease shall, except as hereinafter provided in this Article X, remain in full force and effect and Landlord shall, upon notice of such damage from Tenant and proceeding with reasonable dispatch, repair or rebuild so much of the Premises as have been damaged by fire or the elements and as were originally constructed by Landlord (and not the responsibility of Tenant to repair, restore and/or replace under this Lease) to substantially their condition at the time of such damage or destruction (subject, however, to zoning laws and building codes then in existence), but Landlord shall not be responsible for any delay which may result by reason of adjustment of insurance claims, collection of insurance proceeds, labor troubles, or from any cause beyond Landlord's reasonable control, nor shall Landlord be obligated to commence repair or restoration work prior to receipt of sufficient insurance proceeds, nor shall Landlord be required to expend sums in excess of net recovered insurance proceeds". The term "net recovered insurance proceeds" shall mean the amount of any insurance proceeds actually recovered by Landlord, less the cost of obtaining the same (including attorney's fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or a ground lessor. Tenant shall concurrently repair or restore so much of the Premises (1) as were constructed by Tenant, or (2) are the responsibility of Tenant under this Lease and shall repair and restore its fixtures, improvements, and personal property. Notwithstanding the foregoing, to the extent that (i) the insurance coverages required to be maintained by Tenant are inadequate to cover the cost of repairing and/or rebuilding the improvements to the Premises made by Tenant, and (ii) the net recovered insurance proceeds include a recovery for improvements to the Premises made by Tenant then, after deducting from the net recovered insurance proceeds all amounts necessary to effect the repair and/or rebuilding of the portions of the Premises which do not constitute improvements made by Tenant, Landlord shall, at its option, (a) use remaining net recovered insurance proceeds to repair or restore all or any portions of the improvements made by Tenant and/or (b) make funds available to Tenant, under procedures similar to those set forth in Section 2.5, from remaining net recovered insurance proceeds for Tenant's repair and restoration of the improvements made by Tenant.

      Section 10.2 Abatement of Rent. In the event that the provisions of
Section 10.1 of this ARTICLE X shall become applicable, the Fixed Minimum Rent shall be abated or reduced proportionately for so long as and only to the extent rent loss insurance proceeds, if any, are available to Landlord during any period in which, by reason of any such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the substantial completion by Landlord of such work, repair and/or reconstruction as Landlord may do.

      Section 10.3 Limitation on Landlord's and Tenant's Obligations. Landlord and Tenant shall not be obligated to do any repair or restoration work if Landlord or Tenant elects to terminate this Lease as provided for in this
ARTICLE X.

      Section 10.4 Landlord's Right to Terminate. Notwithstanding the foregoing, Landlord may terminate this Lease following: (i) damage or destruction to the Premises to the extent of fifty percent (50%) or more of the cost of replacement thereof or (ii) the refusal of the applicable insurance carrier to pay funds sufficient for the cost to repair or replace or the refusal of any applicable mortgagee or ground lessor to release the insurance proceeds for such purposes. Landlord may exercise the right to so terminate this Lease by written notice to Tenant given within sixty (60) days of the date of the damage, or sixty (60) days from the date Landlord receives written notice of such damage, whichever is later. Such notice of termination shall be effective on the date thereof.

      Section 10.5 Tenant's Right to Terminate. If the Premises are damaged by fire or other casualty and either (a) Landlord does not elect to substantially repair or restore the same to their former condition but only as to portions constructed by Landlord within ninety (90) days following Tenant's written notice of the damage to Landlord, or (b) Landlord, having made the election to substantially repair or restore as aforesaid, fails to substantially complete such repair or restoration within one (1) year following Tenant's written notice of the damage to Landlord (or such longer period as may be required to substantially complete such repair or restoration due to any cause or causes beyond the reasonable control of Landlord (which will never include the lack of available capital to Landlord)), then, in either such event, Tenant may thereafter terminate this Lease upon sixty (60) days prior written notice to Landlord unless such repair or restoration is substantially completed within such 60-day period.

                                   ARTICLE XI

      Section 11.1 Tenant's Default. Subject to applicable provisions of law and the provisions of Section 12.6 hereof, this Lease is upon the condition that:
(a) if Tenant shall neglect or fail to pay when first due Fixed Minimum Rent or any installment thereof, or Additional Rent, or, as applicable, any installment thereof, and such neglect or failure shall continue for five (5) days after notice to it from Landlord; or (b) if Tenant shall neglect or fail to pay when first due Fixed Minimum Rent or any installment thereof, or Additional Rent or, as applicable, any installment thereof, and Landlord shall have sent two or more notices to Tenant pursuant to Section 11.1(a) during the preceding twelve (12) months; or (c) if any Environmental Liability has been incurred, exists, or is applicable which poses an imminent and substantial endangerment to human or animal health or the environment or has a material adverse effect on the Premises or any other portion of Landlord's Property and such Environmental Liability is not fully discharged and satisfied within the "Specified Cure Period" (hereinafter defined); (d) if Tenant shall neglect or fail to perform or observe any of the obligations, covenants or undertakings herein on its part to be performed or observed which are not governed by clauses (a), (b) and/or (c) above and/or any of clauses (e) through (n) below, and such neglect or failure shall continue beyond the expiration of the Specified Cure Period; or (e) if any case, petition, proceeding or other action under any existing or future bankruptcy, insolvency, reorganization, dissolution, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or any laws amendatory thereof or supplemental thereto (the "Bankruptcy Laws") shall be filed by Tenant or any guarantor of Tenant's obligations ("Guarantor"); or (f) if any other proceedings are instituted by Tenant or any Guarantor under any of the Bankruptcy Laws; or (g) if any involuntary proceedings shall be instituted against Tenant or any Guarantor under any of the Bankruptcy Laws and not be dismissed within sixty (60) days, or Tenant or Guarantor shall be unable to pay its or his financial obligations when they become due, or if there is a material adverse change from the date of this Lease in the financial condition of either Tenant or Guarantor as reflected in financial statements delivered to Landlord and any holder of a mortgage on all or a portion of Landlord's Property; or (h) if Tenant or any Guarantor shall execute an assignment of its property for the benefit of its creditors, or if at any time the Guarantor would be financially unable to honor the obligations of the Guaranty in the event a default were to exist at such time; (i) if any Hazardous Substances Statement or any Tenant Environmental Certification was false in any material respect when made or furnished or when treated as being made or furnished; or (j) if a receiver or other similar officer for Tenant or any Guarantor shall be appointed and not be discharged within sixty (60) days; or (k) if the estate hereby created shall be taken by execution or by other process of law and is not redeemed by Tenant within thirty (30) days thereafter; or (I) if Tenant abandons (provided, however, that vacating the Premises does not, in and of itself, constitute abandonment) or surrenders the Premises; or
(m) if Tenant is dissolved or liquidated; or (n) an Event of Default is deemed to have occurred under Section 11.9; then, (except in the case of a default under clause (e) or (f) above in which event this Lease (to the fullest extent now or hereafter permitted by law) shall terminate automatically)), Landlord may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver of the benefit hereof, or consent in a former instance), and without demand or notice, in person or by agent or attorney, re-enter the Premises or any part thereof and repossess the same as of its former estate, or terminate this Lease by written notice to Tenant, and in either event expel Tenant and those claiming through or under it and remove their effects without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of Fixed Minimum Rent or Additional Rent or breach of covenant, and upon entry or written notice of termination, or automatic termination, both as aforesaid, this Lease shall terminate and the Landlord, in addition to all other remedies which it may have at law or equity, and not in limitation thereof, shall have the remedies provided in this ARTICLE XI. As used in clause (d) above, "Specified Cure Period" means thirty (30) days after the date on which Tenant is sent a notice (the "Default Notice") that Tenant has neglected or failed to perform or observe any of the obligations, covenants or undertakings on Tenant's part to be performed or observed under this Lease, provided, however, that (A) the Landlord shall extend the Specified Cure Period for up to an additional sixty (60) days upon receipt of a written request from Tenant for such extension within thirty
(30) days after the date of the Default Notice if and only if, all of the following conditions are satisfied: (1) Tenant shall have commenced to cure such neglect or failure within ten (10) days after the date of the Default Notice and shall thereafter diligently and continuously pursue such cure to completion, (2) such neglect or failure is such that it cannot be cured within thirty (30) days after the date of the Default Notice in spite of Tenant's best efforts to do so, but is capable of being cured within the Specified Cure Period as extended by Landlord under the


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

terms of this Section 11.1, as demonstrated by a written plan of cure provided by Tenant to Landlord which plan has been approved by Landlord (such approval not to be unreasonably withheld), and (3) the continuing existence of such neglect or failure shall not have a material adverse effect the Premises or any other portion of Landlord's Property; (B) in the event that Landlord has extended the Specified Cure Period pursuant to the foregoing clause (A), then Landlord shall extend the Specified Cure Period for up to ninety (90) additional days (i.e. for a total of 180 days after the Default Notice) upon receipt of a written request for such extension from Tenant within seventy-five (75) days after the Default Notice if, and only if, all of the following conditions are satisfied: (1) such request for extension is accompanied by a $500,000.00 increase (the "First Increase") in the amount of the Security Deposit (either in cash or by a letter of credit obtained at the sole cost of Tenant which meets all of the requirements of Section 11.9 and is otherwise acceptable to Landlord), and (2) Tenant shall have commenced to cure such neglect or failure within ten (10) days after the Default Notice and shall have thereafter diligently and continuously pursued such cure in compliance with the plan of cure previously approved by Landlord, and (3) Tenant shall, during such extension period, diligently and continuously pursue such cure to completion and in compliance with the plan of cure previously approved by Landlord; and (C) in the event that Landlord has extended the Specified Cure Period pursuant to the foregoing clause (B), then Landlord shall extend the Specified Cure Period for up to one hundred eighty-five (185) additional days (i.e., for a total of 365 days after the Default Notice) upon receipt of a written request for such extension from Tenant within one hundred sixty-five (165) days after the Default Notice if, and only if, all of the following conditions are satisfied: (1) such request for extension is accompanied by a second $500,000.00 increase (the "Second Increase") in the amount of the Security Deposit (either in cash or by a letter of credit obtained at the sole cost of Tenant which meets all of the requirements of Section 11.9 and is otherwise acceptable to Landlord), (2) Tenant shall have commenced to cure such neglect or failure within ten (10) days after the Default Notice and shall have thereafter diligently and continuously pursued such cure in compliance with the plan of cure previously approved by Landlord, and (3) Tenant shall, during such extension period, diligently and continuously pursue such cure to completion and in compliance with the plan of cure previously approved by Landlord. Notwithstanding anything to the contrary in this Section 11.1, if, during a Specified Cure Period, there occurs an additional instance in which Tenant has neglected or failed to perform or observe any of the obligations, covenants or undertakings on Tenant's part to be performed or observed under this Lease, the maximum cure period, with respect to such additional failure of Tenant, will be the shorter of (X) the cure period otherwise available under this Lease with respect to such additional failure of Tenant or (Y) the remainder of such Specified Cure Period plus thirty (30) additional days. In the event that Tenant is not diligently and continuously pursuing such cure to completion in compliance with the plan of cure previously approved by Landlord, then, in addition to Landlord's other rights and remedies at law, in equity and/or under this Lease, Landlord may, at its option (I) terminate the Specified Cure Period effective immediately upon notice to Tenant and/or (II) apply the First Increase, the Second Increase and/or any other portion of the Security Deposit toward efforts to effect such cure. The First Increase (if previously delivered to Landlord) and the Second Increase (if previously delivered to Landlord), reduced by all costs and expenses incurred by Landlord in connection with any extension of the Specified Cure Period and/or the existence and/or cure of any neglect or failure of Tenant to perform or observe any Tenant's obligations, undertakings or agreements under this Lease shall be returned to Tenant upon completion of the cure of such neglect or failure within the Specified Cure Period in accordance with the plan of cure previously approved by Landlord; provided, however, that such amount shall not be returned to Tenant if there exists a default, or any circumstance or fact which, with the passage of time, the giving of notice, or the satisfaction of any other condition, or all of them, could constitute a default of this Lease unless and until all of the same have been cured by Tenant. Except as set forth in the preceding two (2) sentences, the First Increase and Second Increase shall be added to, and become a part of, the Security Deposit and the use thereof governed by Section 11.9 and other provisions of this Lease applicable to the Security Deposit. As used herein, "Event of Default" shall mean a default under this Lease which has not been cured within any applicable cure period. Notwithstanding anything to the contrary in this Section 11.1, Tenant's lack of capital or funds is not a permitted excuse to justify why a default cannot be cured within the applicable cure period.

      Section 11.2 Landlord's Remedies.

            (a) If this Lease is terminated or if Landlord shall re-enter the Premises as set forth in Section 11.1, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of a default under this Lease on the part of Tenant. Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Fixed Minimum Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or reentered, as set forth in Section 11.1, and whether the Premises be re-let or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be re-let by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in re-letting, after deduction of all reasonable expenses incurred in re-letting the Premises (including, without limitation, remodeling costs, brokerage fees and the like) and in obtaining possession of the Premises, together with interest thereon at the Applicable Interest Rate, and in collecting the rent in connection therewith, in the following manner: amounts received by Landlord after re-letting shall first be applied against such Landlord's expenses, together with interest thereon at the Applicable Interest Rate, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such re-letting and such recovery not in any way to be diminished as a result of the fact that such re-letting might be for a rent higher than the rent provided for in the Lease); when and if such expenses have been completely recovered, the amounts received from re-letting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms. Tenant agrees that Landlord may, without terminating this Lease, re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent consistent with market conditions for similar properties in Cambridge, Massachusetts at the time. The good faith failure of Landlord to re-let the Premises or any part or parts thereof, or, if the Premises are re-let, for the good faith failure to collect the rents due under such re-letting, shall not release or affect Tenant's liability for damage so long as Landlord does not act arbitrarily or capriciously. Any suit brought to collect the amount of deficiency for any month or other period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or period by a similar proceeding. Landlord, at Landlord's option may make such alterations, repairs, replacements and decorations on the Premises as Landlord in Landlord's sole judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder.

            (b) Landlord may elect, in lieu of its continuing remedies under
Section 11.2(a) above, to have Tenant pay liquidated damages, which election may be made by notice to Tenant at any time after termination of this Lease under
Section 11.1 and whether Landlord has collected any amounts as provided in
Section 11.2(a) or 11.2(c) before giving such liquidated damage notice to Tenant. On the giving of such liquidated damage notice to Tenant by Landlord, Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the date of such termination and any amounts owing under
Section 11.2(c), a sum equal to the amount by which the Fixed Minimum Rent and Additional Rent for the remainder of the Lease Term (discounted to the then present value using a discount rate of eight percent (8.0%)) exceeds the fair rental value of the Premises for the remainder of the Lease Term (discounted to the then present value using a discount rate of eight percent (8.0%)). For the purposes of computing damages payable pursuant to this Section 11.2(b), it is agreed that there shall be payable to Landlord as part of such damages at the time of such termination the product of the Additional Rent due with respect to Taxes, Insurance Costs and Operating Costs for the most recently ended fiscal, calendar or Lease Year, as the case may be, times the number of years remaining of the Lease Term, it being assumed that the amount of such Additional Rent payments so payable for the most recently ended fiscal, calendar year or Lease Year would have remained constant for each subsequent year of the full Lease Term.

            (c) In addition to Tenant's obligations under Sections 11.2(a) and 11.2(b), Tenant also will indemnify and save Landlord harmless from and against
(i) all reasonable expenses which Landlord may incur, including, without limitation, legal expenses, attorneys' fees, brokerage fees, and the cost of putting the Premises in good order or preparing the same for rental, (ii) any damage to the Building or any other portion of Landlord's Property (including any loss of use of all or any portion of the Building or any other portion of Landlord's Property) and (iii) for all costs and expenses of any investigation, cleanup, detoxification, decontamination of, or other response, removal, or remedial action with respect to, the Building or any other portion of Landlord's Property (or the environment with respect thereto) which, in any case, arises out of any Environmental Activity by a Tenant Party.

      Section 11.3 Reimbursement of Landlord. In the event of any default by Tenant in the payment of any Fixed Minimum Rent or Additional Rent, Tenant will, in addition to paying Landlord all amounts due under the terms and provisions of this Lease, including without limitation Section 11.10, reimburse Landlord for all reasonable expenses incurred by Landlord in collecting such rent or in obtaining possession of, or in re-letting the Premises, or in defending any action, including expenses for reasonable counsel fees and commissions. Tenant further


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

agrees that, if on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Premises as provided for herein, Landlord shall be authorized, in its sole option, and in Tenant's name and on its behalf, either (i) to cause such property to be removed and placed in storage for the account and at the expense of Tenant; or (ii) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant; prior to the removal of such property Landlord may charge Tenant a fair rental amount for the storage of such property. All sums payable by Tenant under this ARTICLE XI shall be deemed Additional Rent.

      Section 11.4 Landlord's Right to Perform Tenant's Covenants. Tenant covenants and agrees that, if it shall at any time fail to make any payment or perform any other act on its part to be made or performed as in this Lease provided, Landlord, in its sole discretion may after due notice to, or demand upon, Tenant, make any payment or perform any other act on the part of Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights, Landlord may pay necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys' fees. The making of any such payment or the performing of any other act by Landlord pursuant to this Article shall not waive, or release Tenant from, any obligations of Tenant in this Lease contained. All sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord on demand, and Tenant covenants to pay any such sum or sums promptly, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Fixed Minimum Rent. Whenever practicable, Landlord, before proceeding as provided in this Section 11.4, shall give Tenant notice in writing of the failure of Tenant which Landlord proposes to remedy, and shall allow Tenant such length of time as may be reasonable in the circumstances, consistent with any grace periods contained herein, but not exceeding 15 days from the giving of notice, to remedy the failure itself and, if Tenant shall not remedy the failure in the time so allowed, Landlord shall be deemed to have given "due notice" and may proceed as provided in this Section 11.4; provided, however, that nothing in this section shall prevent Landlord from acting without notice to Tenant in case of any emergency wherein there is danger to property or person or where there may exist any violation of legal requirements including but not limited to Hazardous Substances, in which event no notice shall be required.

      Section 11.5 Cumulative Remedies. The specified remedies to which Landlord may resort under the terms of this Lease, or under the provisions of applicable law, are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option contained herein shall not be construed as a waiver or a relinquishment for the future of such covenant or option. Receipt by Landlord of any Fixed Minimum Rent or Additional Rent payment with knowledge of the breach of any covenants hereof shall not be deemed a waiver of such breach. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by it. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease.

      Section 11.6 Expenses of Enforcement. Tenant agrees to pay all reasonable expenses and reasonable attorneys' fees incurred by Landlord in enforcing any obligation or any remedies hereunder including without limitation in connection with collection of Fixed Minimum Rent or Additional Rent, recovery by Landlord of the Premises, or in any litigation in which Landlord shall become involved by reason of any act or negligence of Tenant or any breach of this Lease by Tenant. Landlord agrees to pay all reasonable expenses and reasonable attorneys' fees incurred by Tenant in enforcing any obligation of Landlord or any remedies of Tenant hereunder or in any litigation in which Tenant shall become involved by reason of any act or negligence of Landlord or any breach of this Lease by Landlord.

      Section 11.7 Landlord's Default. Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty
(30) days following written notice from Tenant specifying the nature of such default, or such longer period as may be reasonably required to correct such default. Landlord's liability to keep, maintain, and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event whatsoever shall Landlord be liable for consequential, punitive damages, special damages or any indirect damages (including lost profits). Notwithstanding anything to the contrary contained herein, so long as Tenant shall be in default under any term or provision of this Lease, Tenant shall not be entitled to enforce any obligation from Landlord or seek any cure of Landlord's defaults under this Lease. The provisions of this Section 11.7 are further subject to the provisions of ARTICLES IX and X dealing with eminent domain and fire and other casualty.

      Section 11.8 Limitation of Landlord's Liability. The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of the Landlord's interest hereunder only during the period of such ownership and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period. Tenant hereby agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord or any succeeding owner of the Landlord's interest, which is in any manner related to this Lease, the Premises or Tenant's use and occupancy of the Premises, the Common Areas or Common Facilities of Landlord's Property, whether at law or in equity, shall be satisfied out of the Landlord's equity in the Building to the extent of Landlord's interests in the Building and such succeeding owner, and further agrees to look only to such assets and to no other assets of the Landlord, or such succeeding owner, for satisfaction. Neither Landlord nor any party executing this Lease on behalf of Landlord, nor any partner, limited or general, or any officer, director, employee, member, trustee or beneficiary of Landlord, nor any subsequent Landlord, or any partner, limited or general, or any officer, director, employee, member, trustee or beneficiary of any subsequent Landlord shall have any personal liability hereunder. The remedies provided to Tenant in this Lease are exclusive, and Landlord will not be liable under any theory of recovery, whether based on contract, tort or otherwise.

      Section 11.9 Security Deposit.

      (a) The Security Deposit, in the form of the Letter of Credit described below and as provided in the Summary of Basic Terms, is security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Fixed Minimum Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to (i) any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, including the costs of such proceeding or re-entry, (ii) any amounts Landlord is required to pay arising from, or in connection with, any Environmental Activities by a Tenant Party (including, for example, any fines, penalties, or other costs imposed by the City of Cambridge as a result of any alleged violation of the Cambridge Zoning Ordinance or the RDNA ordinance, (Chapter 8.20 of the Cambridge Municipal
Code)), and (iii) reasonable attorney's fees. It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof. If the Security Deposit is in the form of cash, no interest shall be payable on the Security Deposit, Landlord shall hold the Security Deposit in escrow and Landlord shall not commingle the Security Deposit with other funds of Landlord (other than other security deposits). If Landlord shall apply the Security Deposit in whole or in part in accordance with this Section 11.9, Tenant shall upon demand pay to Landlord the amount so applied to restore the Security Deposit to its original amount. Because Taxes, Insurance Costs, Operating Expenses and other Additional Rent are subject to annual reconciliation based on actual amounts (collectively "Final Amounts Due") determined to be due, in addition to the other rights provided herein to Landlord regarding the Security Deposit, Landlord shall have the right, in its discretion, upon the end of this Lease and delivery of the Premises in accordance with the terms hereof to hold all or a portion of the Security Deposit (or whatever amount remains after Landlord exercises Its other rights hereunder) until ninety (90) days alter the determination of Final Amounts Due at which time Landlord has the right to deduct the Final Amounts Due from the remaining Security Deposit and return any balance of the Security Deposit to Tenant. If the remaining Security Deposit, if any, is not sufficient to pay Tenant's obligations hereunder, Tenant shall pay the same within ten (10) days of billing from Landlord. In the event of a sale or other transfer of Landlord's Property, or leasing of the entire Landlord's Property Including the Premises subject to Tenant's tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee and Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit then remaining. The holder of any mortgage upon Landlord's Property shall never be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received in hand by such holder. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord not its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

      (b) The Letter of Credit (as defined in the Summary of Basic Terms) must meet the following conditions as of the dale of execution of this Lease: it must be (i) a clean, unconditional, and irrevocable letter of credit which is duly issued naming Landlord as beneficiary; (ii) initially expiring on June 1,1999; however, Tenant will (A) cause the Letter of Credit to renew automatically annually as of each June 1 so that the Letter of Credit remains in full force and effect until twelve (12) months following the end of the Lease Term or (B) provide a replacement Letter of Credit in the amount and form required by this
Section 11.9 at least 90 days before the applicable expiry date; (iii) in the amount of $2,000,000 (USD) as may be reduced as provided in Section 11.9(e) below; (iv) issued by a U.S. domestic bank acceptable to Landlord; (v) which may be drawn on by Landlord in accordance with the terms of the Letter of Credit for all of the payments required to be made from time to time by Tenant to Landlord under this Lease and/or as otherwise provided in this Lease; and (vi) substantially in the form of Exhibit F attached hereto and/or on terms and in form otherwise satisfactory to Landlord. If at any time during the Lease Term, the issuer of the Letter of Credit gives notice of its election not to renew, extend and/or reissue the Letter of Credit, then the Tenant shall, on or before the date forty-five (45) days prior to the expiration of the term of the existing Letter of Credit held by Landlord, deliver to Landlord a new Letter of Credit satisfying the conditions hereof in replacement of such expiring Letter of Credit or cash in the full amount of the Security Deposit. In addition, if at any time during the Lease Term, the issuer of the Letter of Credit fails to cause the transfer of the Letter of Credit in accordance with Landlord's instructions and Tenant timely fails to deliver to Landlord a new Letter of Credit satisfying the conditions hereof naming Landlord's proposed transferee as beneficiary, then such failure shall be deemed an Event of Default under Section 11.1(n) of this Lease and Landlord shall have the right, at any time after such event, without giving further notice to Tenant, to draw down the entire amount of the Letter of Credit and to hold proceeds thereof as the Security Deposit hereunder. In the event that Tenant timely fails to deliver to Landlord a replacement Letter of Credit or cash in the full amount of the Security Deposit, then such failure shall be deemed an Event of Default under Section 11.1(n) of this Lease and Landlord shall have the right. at any time after such event, without giving further notice to Tenant, to draw down the entire amount of the Letter of Credit and to hold the proceeds thereof as the Security Deposit hereunder. From time to time, within ten (10) days after requested by Landlord or the holder of a first mortgage on the Premises. Tenant shall execute any and all documents and take any and all actions as may be requested by Landlord or such holder to effect a change in the beneficiary of the Letter of Credit to a person or entity specified by Landlord or such holder.

      (c) On or before the first day of each Lease Year, Tenant will notify Landlord of the amount of the letter of credit fee (expressed as a per annum percentage of the undrawn face amount of the Letter of Credit) charged by the issuer of the Letter of Credit (the "`Letter of Credit Fee") for the applicable Lease Year. Subject to the next following sentence, Landlord will reimburse Tenant an amount each Lease Year equal to 50% of the Letter of Credit Fee for that Lease Year (the "L/C Fee Reimbursement"); however, in no event may the L/C Fee Reimbursement exceed an amount equal to 50% of a Letter of Credit Fee based on 1.5% per annum of the undrawn face amount of the Letter of Credit. Tenant will receive the L/C Fee Reimbursement in the form of a cash payment made to Tenant within 30 days after Tenant has made payment of the applicable Letter of Credit Fee directly to the issuer of the Letter of Credit; provided, however, that Landlord shall not be obligated to make such payment to Tenant if there then exists a default of Tenant or any fact or circumstance which, with the passage of time, the giving of notice, or the satisfaction of any other condition, or all of them, could constitute a default under this Lease, unless and until the same is cured by Tenant. In support of its application to receive the L/C Fee Reimbursement, Tenant will deliver to Landlord all documentation, satisfactory to Landlord, demonstrating the direct, out-of-pocket cost paid by Tenant for the Letter of Credit Fee. Tenant will be solely responsible for all of the Letter of Credit Fee (and all other expense and charges of the issuer of the Letter of Credit) in excess of the L/C Fee Reimbursement.

      (d) If (i) Landlord shall reasonably feel insecure with the financial creditworthiness of the financial institution issuing the Letter of Credit and Tenant shall fail, within twenty (20) days alter Landlord's notice, to either
(A) provide a replacement Letter of Credit in the full amount of the Security Deposit in the form attached as Exhibit F or on terms and/or in form otherwise satisfactory to Landlord from a financial Institution that is federally insured and has offices in Boston and is reasonably approved by Landlord, or (B) provide Landlord with cash in the full amount of the Security Deposit; or (ii) Tenant fails to provide Landlord with a cash security deposit or a replacement Letter of Credit satisfying the conditions of this Section 11.9 In the full amount of the Security Deposit within seven (7) days alter (1) any proceedings under the Bankruptcy Laws or any insolvency law are instituted by or against the financial institution issuing the Letter of Credit, or (2) the financial Institution Issuing the Letter of Credit is taken over by the Federal Deposit Insurance Corporation, the Resolution Trust Corporation or a similar entity, then any such failure shall be deemed an Event of Default under Section 11.1(n) and Landlord shall have all rights and remedies provided hereunder (including, but not limited to, the right to draw upon the Letter of Credit) without any further notice. Subject to the provisions of this Section 11.9, Landlord shall return the Security Deposit within 30 days after the end of tile Lease Term.

      (e) Subject to the other terms of this Section 11.9, upon receipt of a written request from Tenant at any time after the second Lease Year, Landlord will agree to a reduction in the amount of the Letter of Credit by a total sum equal to $500,000.00 so long as all of the following conditions are met as of the date on which such reduction occurs (the "First Reduction Date"): (i) there does not exist a default under this Lease or any fact, event, or circumstance which, with the passage of time, the giving of notice, the satisfaction of any other condition, or all of them, could constitute a default, (ii) Tenant has consummated a public offering of stock and is listed on a national securities exchange (as defined in the Securities Exchange Act of 1933), (iii) Tenant's tangible net worth, as of the First Reduction Date, is greater than or equal to $75,000,000 as determined In accordance with generally accepted accounting principles ("GAAP") consistently applied ("tangible net worth" meaning Tenant's book net worth less all intangible assets as determined by GAAP), (iv) Tenant's cash and cash equivalents, as of the First Reduction Date, are greater than or equal to $10,000,000 as determined in accordance with GAAP consistently applied, and (v) Tenant shall have expended in excess of $1,500,00000 (excluding Landlord's Contribution) on Tenant's Work and other improvements to the Premises approved by the Landlord (such expenditures to be evidenced by invoices, receipts, contracts and other documentation as may be reasonably required by Tenant).

      (f) Subject to the other terms of this Section 11.9, upon receipt of a written request from Tenant at any time after the fifth Lease Year, Landlord will agree to a reduction in the amount of the Letter of Credit by a total sum equal to $500,000.00 so long as alt of the following conditions are met as of the date on which such reduction occurs (the "Second Reduction Date"): (i) there does not exist a default under this Lease or any fact, event, or circumstance which, with the passage of time, the giving of notice, the satisfaction of any other condition, or all of them, could constitute a default, (ii) Tenant has consummated a public offering of stock and is listed on a national securities exchange (as defined in the Securities Exchange Act of 1933), (iii) Tenant's tangible net worth, as of the Second Reduction Date, is greater than or equal to $75,000,000 as determined in accordance with GAAP consistently applied ("tangible net worth" meaning Tenant's book net worth less all intangible assets as determined by GAAP), (iv) Tenant's cash and cash equivalents, as of the Second Reduction Date, are greater than or equal to $10,000,000 as determined in accordance with GAAP consistently applied, and (v) Tenant shall have expended in excess of $3,000,000.00 (excluding Landlord's Contribution) on Tenant's Work and other improvements to the Premises approved by the Landlord (such expenditures to be evidenced by invoices, receipts, contracts and other documentation as may be reasonably required by Tenant).

      Section 11.10 Late Payment and Administrative Expense. If Tenant shall fail to pay Fixed Minimum Rent, Additional Rent or other charges after the same become due and payable under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the Applicable interest Rate ("Interest Payment"). In addition, if Landlord is required to redeposit any check which is returned for insufficient funds or if Tenant shall fail to pay Fixed Minimum Rent, Additional Rent or other charges after the same become due and payable, then Tenant shall also pay to Landlord an administrative expense charge ("Administrative Expense") of five percent (5.0%) of the amount thereof for each calendar month or part thereof after the due date of such payment until such payment is received by Landlord. The provisions herein for Interest Payment and Administrative Expense shall not be construed to relieve Tenant of the obligation to pay Fixed Minimum Rent, Additional Rent and all other charges when due under this Lease and shall be in addition to and not in limitation of Landlord's other remedies as provided for in this Lease.

      Section 11.11 Tenant's Request for Landlord's Action. In the event that at Tenant's request Landlord is required to take any action pursuant to this Lease, Tenant shall pay as Additional Rent Landlord's reasonable attorneys' fees, expenses and disbursements in connection with such action, with payment to be made by Tenant within fifteen (15) days after billing therefor by Landlord.

                                   ARTICLE XII

                            Miscellaneous Provisions

      Section 12.1 Broker.

            (a) Tenant represents that it has not dealt with any person in connection with the Premises or the negotiation or execution of this Lease other than officers or employees of

Landlord and the Broker, if any, designated in the Summary of Basic Terms. Tenant shall indemnify and save harmless Landlord from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation by Tenant. The broker's fee payable to Broker for this Lease shall be payable by Landlord subject to and in accordance with the terms of a separate written agreement between Landlord and Broker.

            (b) Landlord represents that it has not dealt with any person in connection with the Premises or the negotiation or execution of this Lease other than officers or employees of Landlord and the Broker, if any, designated in the Summary of Basic Terms. Landlord shall indemnify and save harmless Tenant from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation by Landlord.

      Section 12.2 Quiet Enjoyment. Tenant shall, upon paying all Fixed Minimum Rent and Additional Rent due hereunder and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed, peaceably and quietly have and hold the Premises without hindrance or molestation by any person or persons lawfully claiming by, through or under, Landlord, subject, however, to the terms of this Lease.

      Section 12.3 Notices. All notice, demand, request or statement required or intended to be given or delivered under the terms of Lease shall be in writing and be delivered and shall be deemed to have been given or delivered if by delivered in hand, by overnight courier service, electronic facsimile reproduction or by U.S. certified mail, return receipt requested, or by facsimile as long as a confirming copy is simultaneously sent by overnight courier or U.S. certified mail as set forth above to the address or addresses set forth in the Summary of Basic Terms or to such other place as may be designated from time to time by written notice to the other party.

      Section 12.4 Waiver of Subrogation. Landlord and Tenant hereby release each other, to the extent of their respective insurance coverages, from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents, Landlord and Tenant each agree that their respective fire, extended coverage, and other insurance policies will include a waiver of subrogation clause so long as the same is obtainable.

      Section 12.5 Entire Agreement: Execution and Headnotes. This Lease together with all Exhibits referred to herein and the Summary of Basic Terms, sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in a writing duly executed by the respective parties. This Lease supersedes all previous written and oral negotiations, understandings and agreements regarding the subject matter of this Lease. Landlord has made no representations to Tenant on which Tenant has relied in entering into this Lease except any representations expressly stated in this Lease. This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy. Time is of the essence of the obligations of the parties to be performed within a specific time frame in this Lease. The headnotes throughout this Lease are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

      Section 12.6 Partial Invalidity. The invalidity of one or more phrases, sentences, clauses, Sections or Articles contained in this Lease shall not affect the remaining portions of this Lease or any part thereof, and if any one or more of the phrases, clauses, sentences, Sections or Articles contained in this Lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, including all appeals therefrom, this Lease shall be construed as if such invalid phrases, clauses, sentences, Sections or Articles had not been inserted in this Lease.

      Section 12.7 No Waiver.

      No assent, express or implied, by Landlord to any breach of any agreement or condition herein contained on the part of Tenant to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or an assent to any succeeding breach of the same or any other agreement or condition; the acceptance by Landlord of Fixed Minimum Rent or Additional Rent due hereunder (whether such payment is made by Tenant or another party or entity), or silence by Landlord as to any breach, shall not be construed as waiving any of the Landlord's rights hereunder unless such waiver shall be in writing. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

      Section 12.8 Holdover. If Tenant remains in the Premises beyond the expiration of this Lease at the end of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a daily Tenant at sufferance only subject to all of Tenant's obligations set forth herein, but at a daily rate equal to one and one-half (1.5) times the Fixed Minimum Rent, then in effect, and Additional Rent and other charges provided for under this Lease. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant's status shall remain that of a daily Tenant at sufferance, at the aforesaid daily rate. Tenant shall also pay to Landlord all damages, if any, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

      Section 12.9 Summary of Basic Terms. The Summary of Basic Terms which is affixed to this Lease sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease. Every reference to the Summary of Basic Terms, or to a particular item thereon, shall have the effect of incorporating the Summary, or the particular item thereof, into the main text of this Lease.

      Section 12.10 When Lease Becomes Binding. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

      Section 12.11 As-Is. Tenant represents to Landlord that it has leased the Premises after a full and complete examination of the same and accepts the Premises in "AS IS" condition, including the condition and adequacy of the heating, air conditioning, electrical, plumbing and other systems. Tenant, acknowledges that neither Landlord, nor Landlord's agents, has made any representation or promises with respect to the Premises, the Building, or the land upon which it stands, and no rights, easements or licenses are acquired by Tenant, by implication or otherwise, except as may be set forth expressly in this Lease. The execution and delivery of this Lease by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Premises "AS IS", with all faults.

      Section 12.12 No Recordation: Notice of Lease. Tenant shall not record this Lease with any registry of deeds or with the land court. Tenant may, at its expense, record a notice of lease in form and substance satisfactory to Landlord executed by Landlord and Tenant with the Middlesex South District Registry of Deeds. At the end of the Lease Term or sooner termination of this Lease, the parties agree to execute a notice of termination of lease in recordable form and Landlord may, at its expense, record the same in the Middlesex South District Registry of Deeds.

      Section 12.13 Fair Market Rent and Fair Market Parking Charge.

      (a) Within thirty (30) days after Tenant gives to Landlord written notice of exercise of the extension option pursuant to Section 2.3, hereof, Landlord and Tenant shall simultaneously exchange proposals setting forth their opinions as to the Fair Market Rent and the fair market parking charge for parking spaces during any Extension Term ("Fair Market Parking Charge"). Landlord and Tenant shall negotiate in good faith for not less than fifteen (15) business days after the exchange of proposals (such fifteen (15) business day period being herein called the "Negotiation Period") to attempt to agree upon the Fair Market Rent and the Fair Market Parking Charge, and, in the course of such negotiations, each party may from time to time submit modified proposals to the other. If the parties agree upon the Fair Market Rent and the Fair Market Parking Charge prior to the determination of the arbitrator pursuant to section 12.13(b) hereof, whether such agreement is reached during or after the Negotiation Period, the Fair Market Rent and the Fair Market Parking Charge shall be so agreed.

      (b) If the parties are unable to agree upon the Fair Market Rent and the Fair Market Parking Charge within the Negotiation Period then each party shall, upon selection of an arbitrator pursuant to Section 12.13(c) hereof, simultaneously exchange and submit to the arbitrator for binding arbitration a proposal as to which of Fair Market Rent, the Fair Market Parking Charge, or both, on which they cannot agree (the amount or amounts on which they cannot agree is collectively referred to as the "Disputed Rate"). Within thirty (30) days after both parties have submitted such proposals to the arbitrator, the arbitrator shall select one of the proposals as more closely approximating the Disputed Rate appropriate for the Extension Term and, unless the parties have then agreed upon the Disputed Rate, the proposed Disputed Rate forth in such proposal selected by the arbitrator shall be deemed to be the Disputed Rate.

      (c) If the parties are unable to agree upon the Disputed Rate within the Negotiation Period, then the parties shall within fifteen (15) days after the end of the Negotiation Period (such fifteen (15) day period being herein called the "Selection Period"), attempt to agree upon an arbitrator to whom to submit the determination of the Disputed Rate for binding arbitration pursuant to
Section 12.13(b) hereof. If the parties are unable to agree upon an arbitrator within the Selection Period, then at the end of the Selection Period, each party shall select an arbitrator and, within fifteen (15) days after the end of the Selection Period, the arbitrators shall agree upon an arbitrator to whom the determination of the Disputed Rate shall be submitted for binding arbitration pursuant to Section 12.13(b) hereof. If such arbitrators are unable to agree promptly upon an arbitrator, an arbitrator shall be selected by the American Arbitration Association. Any arbitrator selected by either party, by the arbitrators selected by the parties or by the American Arbitration Association shall be independent of both parties and shall have at least 10 years experience, either as a licensed real estate broker or salesperson or as an appraiser. Such arbitrator shall determine the Disputed Rate within thirty (30) days of selection. The parties shall share equally the fees and expenses of the arbitrator to whom the determination of the Disputed Rate is submitted. Landlord and Tenant shall each pay the fee of the arbitrator selected by it.

      Section 12.14 Confidentiality. Tenant acknowledges that the terms under which Landlord has leased the Premises to Tenant, (including without limitation, the rental rate(s), term and other financial and business terms, constitute confidential information of Landlord ("Confidential Information"). Tenant covenants and agrees to keep the Confidential Information completely confidential; provided, however, that (i) such Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors who need to know such information in connection with Tenant's use and occupancy of the Premises and for financial reporting and credit related activities (it being understood that Tenant shall inform its representatives of the confidential nature of such Confidential Information and that such representatives shall be directed by Tenant, and shall each expressly agree, to treat such Confidential information confidentially in accordance with the terms of this Section), and (ii) unless required by applicable law, any other disclosure of such information may only be made if Landlord consents in writing prior to any such disclosure. In furtherance of and not in limitation of the foregoing, Tenant understands and agrees that during the period of any negotiation of the terms of this Lease, the disclosure of Tenant's possible interest in leasing the Premises and the terms thereof could have a material adverse effect on Landlord's business. BY ITS RECEIPT OF A DRAFT OF THIS LEASE. TENANT ACKNOWLEDGES AND AGREES THAT, WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD, EXCEPT AS PROVIDED IN CLAUSES (i) AND (ii) OF THIS SECTION 12.14, TENANT WILL NOT, AND TENANT WILL DIRECT ITS REPRESENTATIVES NOT TO, PRIOR TO THE EXECUTION OF THIS LEASE, DISCLOSE TO ANY PERSON EITHER THE FACT THAT DISCUSSIONS OR NEGOTIATIONS ARE TAKING PLACE CONCERNING THE POSSIBLE LEASE TRANSACTION BETWEEN TENANT AND LANDLORD OR ANY OF THE TERMS, CONDITIONS OR OTHER FACTS WITH RESPECT TO SUCH POSSIBLE LEASE

TRANSACTION, INCLUDING THE STATUS THEREOF. THE TERM "PERSON" AS USED HEREIN SHALL BE BROADLY INTERPRETED TO INCLUDE, WITHOUT LIMITATION, ANY CORPORATION, LIMITED LIABILITY COMPANY, GOVERNMENTAL AGENCY OR BODY, PARTNERSHIP. ASSOCIATION OR INDIVIDUAL.

      Section 12.15 Tenant's Execution of Documents. In the event that Tenant fails to execute and deliver to Landlord or Landlord's mortgagee or any other third party documents required to be executed and delivered by Tenant hereunder, including without limitation documents required to be delivered under Sections
8.1 and 8.4 of this Lease, within the time frames provided herein, Tenant hereby appoints Landlord as Tenant's attorney-in-fact coupled with an interest to execute, acknowledge (if applicable) and deliver any such documents for and on behalf of Tenant without any liability to Tenant in relation thereto.

      Section 12.16 Tenant's Financial Statements. From time to time as requested by Landlord, Tenant shall provide to Landlord, any actual or potential mortgagee and any actual or potential ground lessor or any representative of any of the foregoing, copies of Tenant's annual financial statements (audited or reviewed, if available) and quarterly financial statements, all certified as true and correct by the president or chief financial officer of Tenant, and such other information regarding Tenant's financial condition as Landlord may reasonably request.

                                  ARTICLE XIII

      Section 13.1 Right of First Opportunity.

      (a) Grant of Right. In the event that Landlord sends a Notice of Relocation to Tenant in accordance with Section 7.14 hereof, Tenant shall have the right, subject to the rights of any "Major Tenant" (hereinafter defined), for a period of sixty (60) days thereafter to lease any Additional Space (hereinafter defined) which is then available for lease on and subject to the terms and conditions set forth in this Section 13.1. As used herein, "Additional Space" means leaseable space which is then available in the building in which Tenant is to be relocated. As used herein. "Major Tenant" means any person or entity which has executed a lease for 39,000 or more square feet in the buildings located and/or to be located on Landlord's Property 210 Broadway or both, excluding Tenant. During the "Option Period" (as hereinafter defined), Landlord will not enter into any lease of any Additional Space to a third party (a "Third-Party Lease") other than a Major Tenant unless and until Landlord has given to Tenant a Notice of Availability (as defined in Paragraph (b) of this Section 13.1) with respect to such Additional Space and Tenant has failed to exercise its right to lease such Additional Space pursuant to Paragraph (c) of this Section 13.1 and any Third Party Lease of such Additional Space (other than a lease to a Major Tenant) shall be at an effective rent and on other terms which, in the aggregate, are not substantially more favorable to the tenant than those specified in the Notice of Availability.

      (b) Notices of Availability. Simultaneously with the delivery of the Notice of Relocation to Tenant, Landlord shall give written notice to Tenant specifying any Additional Space which is available for lease. Any such notice (a "Notice of Availability) shall specify, in addition to the Additional Space which is available for lease, the date on or about which the

Additional Space is to become available for lease (if it is not then available), the effective rent (including Fixed Minimum Rent and Additional Rent, if applicable) at which Landlord is willing to lease the Additional Space, and such other terms which Landlord desires to specify. If, with respect to any Additional Space as to which Landlord has given a Notice of Availability and as to which Tenant has failed to exercise its right to lease pursuant to Paragraph
(c) of this Section 13.1, Landlord desires to enter into a Third-Party Lease at an effective rent or on other terms which are, in the aggregate, substantially more favorable to the tenant than those set forth in the Notice of Availability, Landlord shall, before entering into such Third-Party Lease, give another Notice of Availability (a "Follow-up Notice") to Tenant, specifying the proposed terms which are more favorable to the tenant than those set forth in the prior Notice of Availability. Tenant shall not disclose to third parties, other than Tenant's employees, consultants and other agents who have a need to know, the contents of any Notice of Availability.

      (c) Exercise of Right. Provided that, on the date of exercise, there does not exist a default of Tenant or any fact or circumstance which, with the passage of time, the giving of notice, or the satisfaction of any other condition, or all of them, could constitute a default under this Lease, Tenant shall have the right, exercisable by written notice given by Tenant and received by Landlord within the Option Period (as defined below), and subject to the limitation set forth in Paragraph (f) of this Section 13.1, to lease all or any part of the Additional Space specified in a Notice of Availability up to a maximum of 20,000 square feet. Tenant's notice of exercise Shall specify the portion of the Additional Space as to which Tenant is exercising its right to lease. As used herein, "Option Period" shall mean the period of thirty (30) days after Landlord gives the subject Notice of Availability to Tenant; provided, however, that the Option Period with respect to any Notice of Availability which is a Follow-up Notice shall be the period of five (5) days after Landlord gives such Notice of Availability to Tenant.

      (d) Addition of Space to Lease. If Tenant exercises its right to lease any Additional Space pursuant to Paragraph (c) of this Section 13.1, then, as of the date which is the later of (i) ten (10) days after Landlord's receipt of Tenant's notice of exercise of its right to lease the Additional Space or (ii) the date on which the Additional Space becomes available, such Additional Space shall be added to and become a part of the Premises and subject to the terms and conditions of this Lease, provided that the terms and conditions of this Lease with respect to such Additional Space shall be modified by the terms specified in the subject Notice of Availability. Promptly after Tenant exercises its right to lease any Additional Space pursuant to Paragraph (c) of this Section 13.1, Landlord and Tenant shall enter into an amendment of this Lease incorporating such Additional Space as part of the Premises and incorporating the terms specified in the subject Notice of Availability with respect to such Additional Space.

      (e) Lapse of Right. With respect to any Additional Space as to which Landlord gives Tenant a Notice of Availability, if Landlord does not receive Tenant's notice of exercise pursuant to Paragraph (c) of this Section 13.1 within the Option Period, Tenant's right of first opportunity provided for in this Article 13 shall lapse and Landlord shall be free to lease the Additional Space to third parties on terms which are, in the aggregate, not substantially more favorable to the tenant than those specified in the Notice of Availability.

      (f) Limitation. Tenant's right of first opportunity provided for in this
Section 13.1 is subject to the limitation that the configuration, size and location of any Additional Space leased by Tenant pursuant to the terms thereof shall be established in a manner to assure that the Additional Space leased by Tenant, as well as any residual space, in the subject building is functional and marketable, as determined by Landlord in its reasonable discretion.

      (g) Rights Personal to Party Executing this Lease. The rights in this
Article 13 are personal to Variagenics, Inc. and are not assignable or transferable, except in connection with an assignment or sublease made pursuant to, and in compliance with, Section 7.12(b)(ii). On any other permitted assignment (or request for assignment) of this Lease or on any other permitted sublease (or request for sublease) of this Lease for a portion of the Premises, the rights Under this Article 13 will lapse and be of no further force and effect.

                                          TENANT:

                                          VARIAGENICS, INC.

                                          By:   /s/  Fred D. Ledley, M.D.
                                             ----------------------------
                                             Name:  Fred D. Ledley, M.D.
                                                 -----------------------
                                             Title:  President and CEO
                                                   -------------------
                                                   Duly Authorized


                                          LANDLORD:

                                          205 BROADWAY REALTY TRUST

                                          BY:   BHX, LLC, its Trustee and not
                                                for itself

                                          By:   /s/  Robert A. Schlager
                                             ----------------------------
                                          Name: Robert A. Schlager
                                             Title:  Treasurer
                                                     Duly Authorized

                                    EXHIBIT A

      A certain parcel of land with the buildings thereon situated in Cambridge, Middlesex County, Massachusetts, being bounded and described as follows:

      NORTHEASTERLY           by Hampshire Street, three hundred seventy-one and
                              72/100 (371.72) feet;

      SOUTHEASTERLY           by land now or formerly of East Coast Realty Co.
                              by two lines measuring one hundred thirty-six and 29/100 (136.29) feet and seventy-one and 61/100
                              (71.61) feet, respectively;

      SOUTHWESTERLY           by Broadway, forty-two and 05/100 (42.05) feet;

      SOUTHWESTERLY           again by Markes Street three hundred fifty-two and
                              70/100 (352.70) feet, more or less; and,

      NORTHWESTERLY           by Clark Street, two hundred forty-six and 50/100
                              (246.50) feet.

      Said parcel contains approximately 87,063.16 square feet of land and is a portion of the premises shown on a plan entitled "Plan of Land in Cambridge" dated December 3, 1946 by Edward Smith, C.E., being Plan 1919 of 1946, recorded with Middlesex South District Registry of Deeds in Book 7058, Page 174.

      Or however otherwise the said premises may be bounded, measured and described, meaning and intending to describe and meaning and intending to convey and hereby conveying the entire premises described in the deed to Morningstar Limited Partnership described below.

      Certain portions of the above described parcel are also shown on the following plans:

            1. Plan of land in Cambridge owned by Barbour Stockwell Company, recorded with said Deeds, Book 5894, Page 113.

            2. Plan of land in Cambridge owned by Barbour Stockwell Company, recorded with said Deeds in Book 5894, Page 115.

            3. Plan of land in Cambridge owned by Barbour Stockwell Company, recorded with said Deed sin Book 5894, Page 117.

                                    EXHIBIT B

                                    SITE PLAN

                                    EXHIBIT C

                                  TENANT'S WORK

1. Tenant will perform all work necessary to equip and open its office and laboratory facilities in accordance with all applicable building codes and other laws. In addition, Tenant shall install a new roof membrane on the Building together with related flashings, accessories and all else necessary and customary in reroofing (but specifically excluding any repairs or structural defects in the framing system to support such roof, which structural repairs, if any, shall remain and be the responsibility of Landlord), on or before November 1, 1998 subject to extension due to delays resulting from interruption of utility services, breakage, strikes, inability after exercise of reasonable diligence to obtain supplies or for any cause or causes beyond the reasonable control of Tenant (which shall never include the lack of capital available to Tenant). Work shall be performed as provided in Section 2.5 of this Lease.

2. Tenant will provide scaled, complete working drawings and specifications to the Landlord prepared by an architect registered in the Commonwealth of Massachusetts prior to commencing any major construction or remodeling work. All work to be performed must be in compliance with Federal, State, and local building codes and regulations. Tenant will obtain any and all permits necessary to complete its work, including, without limitation, building, electrical and plumbing permits associated with its work to be performed hereunder. Copies of all permits must be submitted to the Landlord, together with certificates of insurance for Tenant's contractors, prior to commencement of the related work. At the completion of each phase of Tenant's Work, Tenant will obtain and maintain a certificate of occupancy for the applicable portion of the Building and provide a copy of same to the Landlord.

3. Tenant will use only contractors reasonably approved by Landlord to perform Tenant's Work. Notwithstanding anything to the contrary herein, should Tenant elect to utilize (i) Siena Construction, (ii) C.E. Floyd, or
      (iii) Ellenzweig Associates, each of such contractors shall be deemed to satisfy the requirements of this paragraph, provided that Tenant gives Landlord at least ten (10) days prior written notice of such proposed contractor. When Tenant knows the identity of such contractor's major subcontractor (i.e. those whose contracts exceed $50,000) Tenant shall identify them in writing to Landlord.

4. Tenant's Work will consist primarily of tenant fit out and repairs to the Building for office and laboratory use generally in accordance with the drawing attached hereto as Exhibit C-1 and the installation of a new roof (as described in paragraph 1 above of this Exhibit C) on the Building. Tenant's Work, and the plans and specifications therefor, will be subject to Landlord's prior written approval, which approval will not be unreasonably withheld.

                                    EXHIBIT D

                                  SIGN CRITERIA

      Capitalized words and terms used in this Exhibit which are not defined elsewhere in this Lease shall have the meanings provided in Articles 2 (Definitions) and 7 (Signs and Illumination) of the Cambridge Zoning Ordinance. Tenant may erect, place or install, or have erected, placed or installed, up to three (3) stationary Wall Signs, only in the locations and of a size no larger than that shown on the attached sketch, provided that such Signs also are in full conformance with the following restrictions and requirements:

1. No individual Wall Sign may exceed twenty-five (25) square feet in area. The area of Tenant's Wall Signs shall be calculated as provided for in
      Section 7.14 of the Cambridge Zoning Ordinance.

2. Tenant's Wall Sign(s) shall display the name of the Tenant and no other name.

3. All Signs must comply with all applicable design, placement, permit, certification and other requirements of the Cambridge Zoning Ordinance. Tenant shall simultaneously give Landlord copies of all applications and other materials submitted to the City of Cambridge and also shall promptly give Landlord copies of any permits, certifications, or notices of violation issued by the City of Cambridge with respect to Signs.

4. All Signs shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Tenant shall provide to Landlord, before the erection, placement or installation of any Wall Sign(s), a scaled drawing illustrating the proposed Tenant signage, proposed structural supports, actual commutations, certification and registration stamp of a structural engineer attesting to the design of the structural support and such other materials and documentation as Landlord may require. Tenants shall provide Landlord with color chips of actual color(s) proposed.

5. The Wall Sign(s) shall be illuminated only by Natural Illumination or as allowed under Section 7.16.22.C of the Cambridge Zoning Ordinance. Any illumninated Sign shall be provided with a time clock to regulate the hours of Sign illumination, at the expense of the Tenant, which shall be operable from within the Building. Tenant shall pay the cost of any electricity consumed for such Sign or time clock.

6. All fastenings shall be concealed where possible. All electrical devices, wiring and the like shall be contained within the horizontal electrical raceway behind the Sign lettering, which raceway shall not extend beyond the most extreme lettering locations. Raceway wiring shall interface with a junction box and wiring furnished installed and connected by the Tenant at the proposed general location of the Tenant signage.

7. Tenants shall furnish and install all required cutting, patching, blocking, cleaning, bolsters, scaffolding, ladders, staging, protection boards, and the like to support and install the signage. Protection shall be provided during the erection, placement, installation or maintenance of any Sign(s) for the existing roofing membrane and attendant flashings to preclude any cutting, puncturing, scraping, marring or the like. A Landlord-approved roofing contractor shall repair any accidental penetration of roofing membrane or other damage resulting from tenant signage installation or maintenance, at the expense of the Tenant.

      EXECUTED as a sealed instrument as of the day and year first above written.

WITNESS:                                  LENDER:

                                          KEYBANK NATIONAL ASSOCIATION


_______________________________           By:________________________________
Name:                                        Joseph B. Bator, Vice President
                                             Hereunto duly authorized


                                             LANDLORD:

                                             205 BROADWAY REALTY TRUST

                                                By:  BHX, LLC, AS TRUSTEE


Name:____________________________               By:___________________________
                                                Name:  Eric D. Schlager
                                                   Title:  Member
                                                   Hereunto duly authorized

                                             TENANT:

                                             VARIAGENICS, INC.


Name:____________________________               By:___________________________
                                                Name:  Fred Ledley
                                                   Title:  President and CEO
                                                   Hereunto duly authorized

                          COMMONWEALTH OF MASSACHUSETTS


_________________________, ss.                        ___________________, 1998

      Then personally appeared the above-named Joseph B. Bator, Vice President of KeyBank National Association, and acknowledged the foregoing instrument to be his first act and deed on behalf of said corporation, before me


      [AFFIX SEAL]                           _________________________________
                                             Notary Public
                                             My Commission Expires:


                          COMMONWEALTH OF MASSACHUSETTS


_________________________, ss.                        ___________________, 1998

      Then personally appeared the above-named Eric D. Schlager, Member of the BHX, LLC, Trustee of 205 Broadway, and acknowledged the foregoing instrument to be his first act and deed on behalf of said corporation, before me


      [AFFIX SEAL]                           _________________________________
                                             Notary Public
                                             My Commission Expires:


                          COMMONWEALTH OF MASSACHUSETTS


_________________________, ss.                        ___________________, 1998

      Then personally appeared the above-named Fred Ledley, President and CEO of Variagenics, Inc., and acknowledged the foregoing instrument to be his first act and deed on behalf of said corporation, before me


      [AFFIX SEAL]                           _________________________________
                                             Notary Public
                                             My Commission Expires:

                                    EXHIBIT E

                                VARIAGENICS, INC.

                             SECRETARY'S CERTIFICATE

      The undersigned, Fred D. Ledley, Secretary of Variagenics, Inc. (the "Corporation"), does hereby certify as follows:

      1. I am the duly elected, qualified and acting Secretary of the Corporation and I am authorized to execute this certificate on behalf of the Corporation.

      2. Attached hereto as Exhibit A are true, correct and complete copies of resolutions duly adopted by the consent of the Board of Directors of the Corporation on May __, 1998, which resolutions have not been amended, modified or rescinded since the date of adoption thereof.

      3. The following persons are the duly qualified and acting officers of the Corporation, duly elected to the respective offices set forth opposite such name, and the signature appearing opposite the name of such officer is such officer's genuine and authentic signature:

      NAME                    OFFICE                  SIGNATURE
      ----                    ------                  ---------

      Fred D. Ledley    President & Secretary         ________________________

      IN WITNESS WHEREOF, I have hereunto set my hand on behalf of the Corporation this ___ day of May 1998.


                                          ----------------------------------
                                          Fred D. Ledley, Secretary

                                VARIAGENICS INC.

                                    EXHIBIT A

RESOLVED:   That the Corporation enter into a lease agreement with BHX, LLC as trustee of 205 Broadway Realty Trust for a period of ten (10) years with a five (5) year option to extend, in the form approved by the President in his sole discretion (the "Lease"); and that the President of this Corporation be, and he hereby is, authorized, empowered and directed in the name and on behalf of this Corporation and under its seal, if so desired, to negotiate, execute and deliver the Lease for such space and to negotiate, execute and deliver such further instruments, documents, certificates and filings as may be necessary or convenient in connection with the leasing of such space, such lease and such additional documents and instruments to have such terms and provisions as the officer executing the same shall judge advisable, and to do and perform such acts and deeds as such officer deems necessary or appropriate in order to effectuate the purposes and intents of this resolution.

RESOLVED:   That any officer of the Corporation be, and each of them hereby is, authorized and directed to do or cause to be done any and all such other acts and things and to execute and deliver any and all such further documents, instrument and certificates, in the name and on behalf of the Corporation, as they or any of them may deem necessary or appropriate to carry into effect the full intent and purpose of the foregoing resolution, the taking of any such actions or the execution or delivery of any such documents, instruments or certificates by such officer or officers to be conclusive evidence that the same were authorized by this resolution.

                                    EXHIBIT F

                          NAME OF FINANCIAL INSTITUTION
                        IRREVOCABLE LETTER OF CREDIT FORM

                                                      Date: __________
19____                                                Amount: $2,000,000 USD
Credit No.  ________________________________

Beneficiary; BHX, LLC, a Massachusetts limited liability company, as Trustee of 205 Broadway Realty Trust
             First Needham Place
             250 First Avenue, Suite 200
             Needham, MA 02194-2505

Gentlemen:

      We hereby establish our unconditional, irrevocable Letter of Credit No. ________in your favor and for the account of Variagenics, Inc. whereby we irrevocably authorize you to draw on us from time to time at sight prior to the expiration hereof, and in the manner provided herein, up to $2,000,000 USD. Such drawing(s) will be unconditionally available to you upon your presentation of your draft(s) (which draft(s) shall have been signed by one purporting to be a duly authorized representative of the Beneficiary) on which shall be indicated "Drawn under [Name of Financial Institution] Letter of Credit No ._______," together with your certification to us that either (i) a default has occurred under a certain Lease between BHX, LLC, as Trustee of 205 Broadway Realty Trust and Variagenics, Inc. beyond any applicable notice and cure periods or (ii) you are otherwise entitled to draw upon this Letter of Credit under the terms of said Lease. Multiple partial drawings are permitted.

      Each draft is to be accompanied by a copy of this Letter of Credit and shall be honored when presented between 9:00 am. and 5:00 p.m. on any Business Day (by which is meant any day other than Saturday, Sunday or any day [Name of Financial Institution] is prohibited from conducting commercial banking transactions] at [Name of Financial Institution] office at [Address of Financial Institution].

      This Letter of Credit may be transferred, in whole, but not in part, without charge one or more times upon receipt of Beneficiary's written instructions. This Letter of Credit shall remain in full force and effect until 5:00 p.m. Eastern Standard Time on _______________,_______. This Irrevocable Letter of Credit shall be automatically renewed, extended and/or reissued after ____________________, for successive one (1) year periods unless the Bank provides Beneficiary with not less than forty-five (45) days prior written notice to the attention of Robert A. Schlager at the above listed address (or any other address and/or to the attention of any other party of which new address and/or such new party the Beneficiary notifies the Bank) that Bank elects not to renew, extend and/or reissue this Irrevocable Letter of Credit.

      This Irrevocable Letter Of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 revision), I.C.C. Publication No. 500.


                                          ------------------------------------
                                          By:
                                          Duly Authorized

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made and entered into as of this ____ day of ________, 1998, by and among KEYBANK NATIONAL ASSOCIATION (the "Lender"), BHX, LLC, TRUSTEE OF 205 BROADWAY REALTY TRUST, a Massachusetts nominee trust created under a Declaration of Trust dated March 24, 1998, recorded with Middlesex South District Registry of Deeds (the "Registry") on March 24, 1998, as Instrument No. 1185 (the "Landlord"), and Variagenics, Inc. (the "Tenant").

                             PRELIMINARY STATEMENTS

      A. The Landlord and the Tenant intend to enter into a Lease (the "Lease") of a portion of the real property with the improvements thereon known as and numbered 205 Broadway, Middlesex County, Massachusetts as more fully described in the Lease (the "Demised Premises"). The Landlord is the current owner of the Demised Premises.

      B. The Lender is the holder of a Mortgage Note dated March 24, 1998, in the original principal amount of $7,500,000.00 made by the Landlord in favor of the Lender (the "Note"), which Note is secured, inter alia, by a Mortgage, Security Agreement and Assignment of Leases dated of even date with the Note (as the same may be amended, renewed, modified, consolidated, replaced, extended, increased or restated from time to time, the "Mortgage") and recorded with the Registry on March 24, 1998, as Instrument No. 1189 covering the premises more particularly described in the Mortgage, including the Demised Premises (the "Property"). In addition, the Landlord has entered into and delivered that certain Assignment of Rents and Leases in favor of the Lender, dated of even date with the Note (as the same may be amended, renewed, modified, consolidated, replaced, extended, increased or restated from time to time, the "Assignment") covering the Property, which Assignment was recorded with the Registry on March 24, 1998, as Instrument No. 1190.

      C. The parties hereto desire to enter into this Subordination, Non-Disturbance and Attornment Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Tenant, the Landlord and the Lender hereby covenant and agree as follows:

      1. Subordination. The Tenant hereby agrees with the Lender that all of its right, title and interest as lessee under the Lease shall be subject and subordinate to the right, title and interest of the Lender under the Mortgage and Assignment (and any amendment, renewal, modification, consolidation, replacement, extension, increase or restatement thereof).

      2. Non-Disturbance. So long as no default on the part of Tenant exists under the Lease and continues beyond the expiration of any applicable periods of notice and grace, nor any other event has occurred, which has continued to exist beyond the expiration of any applicable periods of notice and grace, as would entitle the Landlord to terminate the Lease or would cause, without any further action on the part of Landlord, the termination of the Lease or would entitle the Landlord to dispossess the Tenant thereunder, the Lease shall not be terminated, nor shall such Tenant's use, possession or enjoyment of the Demised Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure or by way of any deed in lieu of any such action or proceeding, instituted under or in connection with the Mortgage, or, in case Lender takes possession of the Property pursuant to any provisions of the Mortgage or the Assignment of Leases, unless the Landlord under the Lease would have had such right if the Mortgage or the Assignment of Leases had not been made. Neither the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or by way of any deed in lieu of any such action or proceeding (hereinafter called the "Purchaser") nor Lender, if Lender takes possession of the Property or otherwise succeeds to the lessor's interest under the Lease, shall be: (a) liable for any act or omission of any prior lessor under the Lease; or (b) liable for the return of any security deposit which Tenant under the Lease has paid to any prior lessor under the Lease, except to the extent that the amount thereof is turned over to the Purchaser or the Lender, as the case may be; or (c) subject to any offsets or defenses which the Tenant under the Lease might have against any prior lessor under the Lease; or (d) bound by the payment of any base rent, percentage rent or any other payments which the Tenant under the Lease might have paid for more than the current month to any prior lessor under the Lease; or (e) bound by any amendment or modification of the Lease made without Lender's prior written consent and not otherwise permitted under the Mortgage and/or the Assignment; or
(f) except with respect to an assignment or sublease pursuant to Section 7.12
(b)(ii) of the Lease, bound by any consent by any lessor under the Lease to any assignment of the lessee's interest in the Lease or sublease of all or any portion of the Property made without Lender's prior written consent and not otherwise permitted under the Mortgage and/or the Assignment; or (g) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against the Purchaser's or Lender's interest in the Property. Notwithstanding anything contained herein to be contrary, if Lender or any Purchaser succeeds to the lessor's interests under the Lease, such party shall have absolutely no obligation to perform any leasehold improvements or other construction obligations in the Property on the part of Landlord to have been performed other than (i) any ongoing maintenance and repair obligations which are required to be performed by the Landlord under the terms of the Lease and (ii) Landlord's Contribution, as set forth in Section
2.5 of the Lease, for a period ending two years after the Commencement Date of the Lease.

      3. Attornment. Unless the Lease is terminated in accordance with Paragraph 2, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Mortgage (if applicable), or by any foreclosure or other proceeding for enforcement of the Mortgage, or by deed in lieu of foreclosure or such other proceeding, or if the Lender takes possession of the Property pursuant to any provisions of the Mortgage or the Assignment, the lessee thereunder shall be bound to the Purchaser or the Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Lender were the lessor under the Lease, and Tenant does hereby attorn to the Purchaser or Lender, as the same may be (if it takes possession of the Property), as its lessor under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, from time to time, execute and deliver such instruments evidencing such attornment as Purchaser or Lender may require. The respective rights and obligations of Purchaser, Lender and Tenant upon such attornment. to the extent of the then remaining balance of the term of the Lease and any extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided in Paragraph 2.

      4. Assignment of Leases. Tenant hereby acknowledges that all of the Landlord's right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Assignment, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to Lender or to Lender's agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice without any obligation to inquire as to whether any default exists under the Mortgage or the Assignment or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Tenant further acknowledges and agrees: (a) that under the provisions of the Assignment, the Lease cannot be terminated except as provided in the Lease (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent by Landlord given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease, without the prior written consent of Lender except as otherwise provided in the Assignment, and without such consent no rent may be collected or accepted by Landlord more than one month in advance and (b) that the interest of Landlord as lessor under the Lease has been assigned to Lender for the purposes specified in the Assignment, and Lender assumes no duty, liability or obligation under the Lease by reason of the Mortgage and/or the Assignment, except only under the circumstances, terms and conditions specifically set forth in the Mortgage, the Assignment and herein.

      5. Notice of Default by Lessor. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within the time period specified in the Lease plus an additional twenty (20) business days (or, if no time period is specified, a reasonable time, provided that the Lender is diligently prosecuting the same) for cure by Landlord (or within such additional time as is reasonably required to cure any such default, provided Lender shall be diligently prosecuting the same) to correct or remedy, or cause to be corrected or remedied, each such default before Tenant may take any action, except for its rights of self-help under Section 6.3 of the Lease, -under the Lease by reason of such default. Such notices to Lender shall be delivered to:

                        KeyBank National Association
                        127 Public Square
                        Cleveland, Ohio 44114
                        Attention:  Robert Bowes, Esquire

      with a copy to:   KeyBank National Association
                        70 Federal Street
                        Boston, MA 02110
                        Attention: Joseph Bator, Vice President
                        Commercial Real Estate Division

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant at the Property, Attention: Eleonora Brown, or to such other address as may be designated by written notice from Tenant to Lender.

      6. No Further Subordination. Except as expressly provided to the contrary in Paragraph 2 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee's interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

      7. As to Landlord and Tenant. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

      8. As to Landlord and Lender. As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Mortgage or the Assignment.

      9. Title of Paragraphs. The titles of the paragraphs of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

      10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

      11. Binding Agreement. The terms "Lender," "Landlord" and "Tenant" shall be construed to include the heirs, executors, administrators, successors and assigns of the respective parties hereto, including, in the case of Lender, an assignee(s) of the Lender and anyone who succeeds to title to the Property after foreclosure or a deed in lieu thereof, and this Agreement shall inure to their benefit and be binding on them.

      12. No Modification Unless in Writing, Etc. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or effective unless in writing and signed by the party against whom the same is sought to be asserted.

      13. Severability. In the event that any provision or provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable by the final ruling of a court of competent jurisdiction, the remaining provisions of this Agreement shall not be affected thereby, and in the place of such invalid, illegal or unenforceable provision there shall be substituted a like, but valid, legal and enforceable provision which most nearly accomplishes the original intention of the parties, as evidenced by this Agreement.

      14. Further Assurances. The Landlord and the Tenant from time to time shall execute and deliver at the Lender's request all instruments that may be reasonably necessary or appropriate to evidence their agreements hereunder.

      15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.